Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-191250-01
333-191250

Product Prospectus Supplement to the Prospectus dated September 19, 2013

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed

by Nomura Holdings, Inc.

Cash-Settled Reverse Exchangeable Notes Linked to an Equity Security, an Equity Index, a Share of an Exchange Traded Fund or Other Equity Instrument or Measure

GENERAL TERMS

Nomura America Finance, LLC (“we” or “us”) may offer and sell from time to time cash-settled reverse exchangeable notes of any maturity (the “notes”) that will be linked to the performance of an equity security, an equity index, a share of an exchange traded fund or other equity instrument or measure (each, a “reference asset”) specified in the relevant pricing supplement. The prospectus dated September 19, 2013 and this product prospectus supplement describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing prospectus supplement, which we refer to as a “pricing supplement,” and, if applicable, a free writing prospectus, will describe the terms that will apply specifically to your notes, including any changes to the terms described below. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement will control. The notes are not ordinary debt securities; you could lose some or all of your investment in the notes. You should carefully consider whether the notes are suited to your particular circumstances.

Your notes will bear interest at a fixed rate specified in the relevant pricing supplement. At maturity, you will receive, subject to our credit risk, a cash payment equal to either the principal amount of the notes or, under the circumstances described in this product prospectus supplement and the relevant pricing supplement, an amount in cash based on the performance of the reference asset. On the maturity date, you will also receive, subject to our credit risk, any accrued and unpaid interest. If the value of the reference asset declines over the term of the notes, the amount in cash that you may be paid at maturity in addition to accrued and unpaid interest, if any, will be less than the principal amount of your notes, and may be zero. In addition, you will not participate in any appreciation in value of the reference asset.

All notes we issue will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (“Nomura”). Each note we issue will be denominated in, and will pay principal and interest in, U.S. dollars unless we state otherwise in the relevant pricing supplement. Your notes will mature on the stated maturity date specified in the relevant pricing supplement, subject to postponement in certain circumstances. The relevant pricing supplement will also specify the interest payment date or dates for your notes and other material terms that apply to your notes, including terms we describe in this product prospectus supplement. The relevant pricing supplement will specify the minimum initial investment amount, if any, of the notes.

Your investment in the notes involves certain risks, including our credit risk. See “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of this product prospectus supplement, under “Risk Factors” on page 7 in the accompanying prospectus and any risk factors incorporated by reference into the accompanying prospectus for investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will use this product prospectus supplement in the initial sale of the notes. In addition, Nomura Securities International, Inc. or another of our affiliates may use this product prospectus supplement in a market-making transaction in the notes after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

We are not a bank, and the notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation or any other U.S. governmental agency or instrumentality.

Nomura

Product Prospectus Supplement dated September 23, 2013.

In this product prospectus supplement, when we refer to the “notes,” including your notes, we mean the notes described in this product prospectus supplement unless the context otherwise requires. Also, references to the “accompanying prospectus” mean our accompanying prospectus, dated September 19, 2013. References to the “relevant pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

The notes are part of a series of senior debt securities entitled “Senior Global Medium-Term Notes, Series A,” that we may issue under our guaranteed senior debt indenture, dated as of September 30, 2010, among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time (the “indenture”). The notes are “indexed senior debt securities,” as defined in the accompanying prospectus. This product prospectus supplement summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series A medium-term notes in “Description of Debt Securities and Guarantee” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price, agent’s discount and commission and net proceeds to us in the relevant pricing supplement relates only to the initial issuances and sales of the relevant notes. If you purchase your notes in a market-making transaction after any initial issuance and sale, information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement are controlling. The relevant pricing supplement will specify, among other things, the stated maturity date of your notes, the aggregate principal amount offered, the type of reference asset and other material terms that will apply to your notes, including terms we describe in this product prospectus supplement. You must read the relevant pricing supplement, together with this product prospectus supplement and the accompanying prospectus, to fully understand the terms of and risks associated with any notes in which you are considering an investment.

PS-i

Product Prospectus Supplement

Prospectus dated September 19, 2013

PS-ii

SUMMARY INFORMATION

Issuer:	Nomura America Finance, LLC.

Guarantor:	Nomura Holdings, Inc.

Agent:	Nomura Securities International, Inc.

Issue:	Senior Global Medium-Term Notes, Series A.

Reference Asset:	The relevant pricing supplement will specify the reference asset to which your notes are linked. The reference asset may be:

•	a share of a company’s common stock,

•	an American Depositary Share (“ADS”),

•	an index of equity securities (an “index”),

•	a share of an exchange traded fund (each exchange traded fund, an “ETF”), or

•	any other equity instrument or measure.

We refer to shares of common stock and ADSs as “equity securities” in this product prospectus supplement.

If the reference asset is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the underlying shares represented by an ADS as “foreign stock.” If the reference asset is a share of an ETF, we refer to the index that such ETF tracks as the “underlying index” and to the securities that comprise such ETF as “component securities.” If the reference asset is an index, we refer to the securities that comprise such index as the “underlying securities.”

Depending on the type of reference asset, it may be measured by its price, as in the case of an equity security or share of an ETF, or by a reported level, as in the case of an index. We refer to the price or level, as applicable, of the reference asset, as its “value.”

The reference asset may be subject to adjustment as described under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” and “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement.

Minimum Initial Investment Amount:	As specified in the relevant pricing supplement.

Denominations:	Unless otherwise specified in the relevant pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples thereof.

Trade Date:	As specified in the relevant pricing supplement.

Original Issue Date:	As specified in the relevant pricing supplement.

Stated Maturity Date:	As specified in the relevant pricing supplement. The actual maturity date of your notes may be different if postponed as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Initial Value:	Unless otherwise specified in the relevant pricing supplement, the initial value of the reference asset will be the closing value of such reference asset on the initial valuation date. The initial value of the reference asset may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Initial Valuation Date:	As specified in the relevant pricing supplement.

Final Value:	Unless otherwise specified in the relevant pricing supplement, the final value of the reference asset will be the closing value of the reference asset on the final valuation date.

Final Valuation Date:	Unless otherwise specified in the relevant pricing supplement, the final valuation date will be the third scheduled trading day prior to the stated maturity date specified in the relevant pricing supplement, subject to postponement as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement.

Scheduled Trading Day:	As described under “General Terms of the Notes—Special Calculation Provisions” in this product prospectus supplement.

Interest Rate (coupon):	As specified in the relevant pricing supplement.

Interest Payment Dates:	As specified in the relevant pricing supplement.

Cash Settlement Amount:	Unless otherwise specified in the relevant pricing supplement, at maturity, for each $1,000 principal amount of the notes, you will receive (subject to our credit risk) accrued and unpaid interest and a cash settlement amount equal to:

•	if

¡	the final value of the reference asset is equal to or greater than the initial value of the reference asset, or

¡

the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) does not fall below the barrier value on any trading day during the monitoring period,

$1,000, or

•	if

¡	the final value of the reference asset is less than the initial value of the reference asset, and

¡

the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) is less than the barrier value on any trading day during the monitoring period, the reference asset value amount.

The relevant pricing supplement will specify whether closing value monitoring, continuous monitoring, or another method of monitoring the reference asset is applicable to your notes.

The reference asset value amount that you may be paid will be less than the principal amount of the notes and may be zero. Accordingly, you could lose all or a substantial amount of your investment in the notes. The cash settlement amount, however, will never be less than $0.

Reference Asset Value Amount:	Unless otherwise specified in the relevant pricing supplement, the reference asset value amount will be an amount in cash equal to (i) the reference asset calculation amount times (ii) the final value of the reference asset.

Reference Asset Calculation Amount:	Unless otherwise specified in the relevant pricing supplement, for each $1,000 principal amount of the notes, the reference asset calculation amount will be equal to (i) $1,000 divided by (ii) the initial value of the reference asset. The reference asset calculation amount may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Barrier Value:	The barrier value will be a fixed percentage of the initial value of the reference asset specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the barrier value is equal to 80% of the initial value of the reference asset. The barrier value may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Monitoring Period:	As specified in the relevant pricing supplement, and subject to postponement as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement. For example, the monitoring period may:

•	include the period from the trade date through the final valuation date,

•	be limited to the final valuation date,

•	be a list of observation dates, or

•	be of any other length specified in the relevant pricing supplement.

Trading Value:	The trading price or trading level, as applicable, of the reference asset, as described under “General Terms of the Notes—Special Calculation Provisions—Trading Price” and “General Terms of the Notes—Special Calculation Provisions—Trading Level” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Closing Value:	The closing price or closing level, as applicable, of the reference asset, as described under “General Terms of the Notes—Special Calculation Provisions—Closing Price” and “General Terms of the Notes—Special Calculation Provisions—Closing Level” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Trading Day:	Unless otherwise specified in the relevant pricing supplement, as defined under “General Terms of the Notes—Special Calculation Provisions—Trading Day” in this product prospectus supplement.

CUSIP/ISIN:	As specified in the relevant pricing supplement.

Clearance and Settlement:	Unless otherwise specified in the relevant pricing supplement, the notes will clear through The Depository Trust Company (“DTC”) (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus).

Listing:	Unless otherwise specified in the relevant pricing supplement, your notes will not be listed on any securities exchange.

Calculation Agent:	Unless otherwise specified in the relevant pricing supplement, Nomura Securities International, Inc.

Other Costs of Acquiring the Notes:	The broker-dealer through which you acquire the notes may charge you a commission, a fee based on the value of your assets managed by them or some other fee or compensation arrangement. In considering whether any particular offering of our notes is appropriate for you, you should consider those costs and fees, in addition to the other information contained in this product prospectus supplement and the relevant pricing supplement.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus, dated September 19, 2013. The notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in the notes is not equivalent to investing directly in the reference asset to which your notes are linked. You could lose some or all of your investment. You should carefully consider whether the notes are suited to your particular circumstances.

Please note that in this section titled “Additional Risk Factors Specific to the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

This product prospectus supplement should be read together with the accompanying prospectus, dated September 19, 2013, and any relevant pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and in any relevant pricing supplement. This section describes some of the risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement, the accompanying prospectus and the relevant pricing supplement before investing in the notes.

You May Lose Your Entire Investment in the Notes

You may lose all or substantially all of your investment in the notes. If the final value of the reference asset is less than the initial value of the reference asset, and the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value on any trading day during the monitoring period, the cash settlement amount you will receive at maturity, in addition to accrued and unpaid interest, if any, will be the reference asset value amount, which will be a cash payment based on the performance of the reference asset on the final valuation date, subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” below. The reference asset value amount will be less than the principal amount of your notes and may be zero. If the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value on any trading day during the monitoring period, you will be fully exposed to any decrease in the value of the reference asset on the final valuation date. You should not invest in the notes unless you can withstand the loss of some or all of your investment in the notes.

You Are Subject to Nomura’s Credit Risk, and the Value of Your Notes May Be Adversely Affected by Negative Changes in the Market’s Perception of Nomura’s Creditworthiness

By purchasing the notes, you are making, in part, a decision about Nomura’s ability to pay you the amounts you are owed pursuant to the terms of your notes. Substantially all of our assets consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your notes are also guaranteed by Nomura. Therefore, as a practical matter, our ability to pay you amounts we owe on the notes is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your notes. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of notes, you should expect that they will decline in value in the secondary market, perhaps substantially or, in some circumstances, to zero. If you sell your notes in the secondary market in such an environment, you may incur a substantial loss.

Because Nomura Is a Holding Company, Your Right to Receive Payments on Nomura’s Guarantee of the Notes Is Subordinated to the Liabilities of Nomura’s Other Subsidiaries

The ability of Nomura to make payments, as guarantor, on the notes, depends upon Nomura’s receipt of dividends, loan payments and other funds from subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of the notes, will be subordinate to that prior claim.

Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from its subsidiaries. In particular, many of Nomura’s subsidiaries, including its broker-dealer subsidiaries, are subject to laws and regulations, including regulatory capital requirements, that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. For example, Nomura Securities Co., Ltd., Nomura Securities International, Inc., Nomura International plc and Nomura International (Hong Kong) Limited, Nomura’s main broker-dealer subsidiaries, are subject to regulatory capital requirements that could limit the transfer of funds to Nomura. These laws and regulations may hinder Nomura’s ability to access funds needed to make payments on Nomura’s obligations.

You Will Not Benefit from Any Appreciation in the Reference Asset Above the Initial Value of the Reference Asset, and the Maximum Payment You May Receive at Maturity Is Limited to the Principal Amount of the Notes, Plus Accrued and Unpaid Interest

Even though you are subject to the risk of a decline in the value of the reference asset, you will not participate in any appreciation of the value of the reference asset over the term of the notes. Even if the final value of the reference asset exceeds the initial value of the reference asset, at maturity, you will receive no more than the principal amount of your notes plus accrued and unpaid interest. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the performance of the reference asset.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity

The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. The cash settlement amount you will receive at maturity will not exceed the principal amount and may be significantly less than the principal amount of the notes and may be as low as $0. Accordingly, even after considering the interest payment or payments you will receive on the notes, the overall return you earn on your notes could be less than what you would have earned by investing in a traditional interest-bearing debt security with the same stated maturity date.

The notes offer a higher stated interest rate than the return that would be payable on a conventional debt security with the same stated maturity date issued by us or an issuer of comparable credit quality because you, the investor in the notes, in effect sell a put option to us on the reference asset. The higher stated interest rate is, in effect, a payment made to you for the embedded put option, which is paid because you are willing to take on the substantial risk of a decline in the value of the reference asset. The higher stated interest rate may be lower than the put option amount that would be charged by an entity that is in the business of selling put options to other participants in the financial markets. As a result, the return on your notes as a whole may be less than what you would have earned by investing in other securities or instruments.

Owning the Notes Is Not the Same as Owning the Reference Asset or a Security Directly Linked to the Performance of the Reference Asset or Its Component Securities or Underlying Securities

The return on your notes will not reflect the return you would realize if you actually owned the reference asset or a security directly linked to the performance of the reference asset or its component securities or underlying securities, as applicable, and held that investment for a similar period because, for example, the maximum amount you will be paid on your notes at maturity will be limited to the principal amount of the notes plus accrued and unpaid interest, and the cash settlement amount will not include dividends or other distributions on the reference asset.

The Reference Asset Will Be Subject to Various Business and Market Risks

The issuer of the reference asset or, if the reference asset is an index or a share of an ETF, each company whose securities are the component securities of such ETF or underlying securities of such index, is subject to various business and market risks that may adversely affect the value of the reference asset. Consequently, the value of the reference asset may fluctuate depending on the markets in which such issuer operates. The value of the reference asset can rise or fall sharply due to factors specific to the reference asset and the reference asset issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You should familiarize yourself with the business and market risks faced by the reference asset issuer, the component securities issuers, or the underlying securities issuers, as applicable, and consider those risks, along with the risks described here and in the relevant pricing supplement, in considering whether to invest in the notes. See “Reference Asset Issuer or Sponsor” below.

Your Investment in the Notes May Be Subject to Concentration Risks

If the reference asset is an equity security, you will be exposed to declines in the value of that reference asset, even if that reference asset substantially underperforms other companies in the same business sector, market or country. In addition, if the reference asset is a share of an ETF or an index, the component securities of such ETF or the underlying securities of such index may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single issuer or sector. Although your investment in the notes will not result in the ownership or other direct interest in an equity security or in component securities of an ETF or the underlying securities of an index, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in a single equity security that is a reference asset or the market, geographic region or sector represented by the relevant component securities or underlying securities. Therefore, the notes may not perform as well as a more diversified investment.

Assuming No Changes in Market Conditions or Any Other Relevant Factors, the Market Value of the Notes Prior to the Maturity Date May Be Significantly Less Than the Issue Price

The notes are designed to be held to maturity. If you attempt to sell your notes in the secondary market, the price, if any, at which you may be able to sell your notes prior to maturity may be less and may be significantly less than the issue price. There are a number of reasons for this. First, the notes are issued at a discount, sometimes called an underwriting discount or agent’s discount. Any secondary market transaction would deduct this discount from the secondary market price and you may be charged a commission or other fee by your broker for the secondary market transaction. Second, the terms of the notes include one or more embedded options or other derivative instruments, and the issue price is expected to exceed the value of the notes (including the embedded derivatives) at issuance. The price at which a secondary market participant would be willing to purchase your notes would include such person’s own evaluation of the notes, including the embedded options or derivatives. On the trade date for your notes, the secondary market value of your notes will be less and may be significantly less than the issue price. As a result, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less and may be significantly less than your original purchase price.

The Costs of Acquiring the Notes May Reduce the Return on Your Notes

The broker-dealer through which you acquire the notes may charge you a commission, a fee based on the value of your assets managed by them or some other fee or compensation arrangement. The costs of acquiring the notes may be substantial, and may reduce the return you receive on your notes. Therefore you should consider these costs and fees in addition to the information in this product prospectus supplement and the relevant pricing supplement when determining whether the notes are an appropriate investment for you.

Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes

As described below under “Use of Proceeds and Hedging,” we or one or more of our affiliates may hedge our obligations under the notes by entering into transactions involving purchases of the reference asset, equity securities, shares of an ETF, the underlying securities, foreign stock, or the component securities, as the case may be, or by purchasing futures and/or other derivative instruments linked to the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or component securities, as the case may be. We also expect that we or one or more of our affiliates will adjust these hedges by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to any of the foregoing at any time and from time to time, and unwind the hedge by selling any of the foregoing on or before the final valuation date for the notes. Our affiliates’ hedging activities may result in our or our affiliates’ receiving a substantial return on these hedging activities even if your investment in the notes results in a loss to you.

These hedging activities could adversely affect the value of the reference asset and, therefore, the market value of the notes and the cash settlement amount payable at maturity. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or the component securities, as the case may be. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes and the cash settlement amount payable at maturity.

Our Market-Making Activities Could Negatively Impact Investors in the Notes

We and our affiliates may actively make markets in and trade financial instruments for our or their own account and for the accounts of customers. By nature, market-making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, we may take positions that are inconsistent with or adverse to, the investment objectives of holders of the notes. If we become a holder of any reference asset in our capacity as a market-maker or otherwise, any actions that we take in our capacity as a holder of such reference asset may not be aligned with the interests of holders of the notes.

Other Investors in the Notes May Have Interests that Are Different From Yours

Investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as beneficial owners of the notes or in making requests or recommendations to us or our affiliates as to the establishment of the terms of the notes. The interests of other investors in the notes may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or the component securities, as the case may be, which may adversely impact the market for or market value of your notes.

The Cash Settlement Amount on Your Notes Will Be Determined by the Reference Asset Performance on the Final Valuation Date, Subject to Certain Other Terms of Your Notes

If the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value during the monitoring period, the cash settlement amount, if any, that will be paid on your notes on the maturity date will be determined based on the closing value of the reference asset on the final valuation date, and you will not benefit from the value of the reference asset at any time other than the final valuation date. For example, if the closing value of the reference asset dropped precipitously on the final valuation date, the cash settlement amount for the notes would be significantly less than it would otherwise have been had the cash settlement amount been linked to the closing value of the reference asset prior to such date. As a result, it is possible that the cash settlement amount may be substantially less than the payment you would have received if you had invested in a note with a different final valuation date.

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses

There may be little or no secondary market for the notes. Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the notes, but they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions.

If you sell your notes before the maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses. See “—Assuming No Changes in Market Conditions or Any Other Relevant Factors, the Market Value of the Notes Prior to the Maturity Date May Be Significantly Less Than the Issue Price” above.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, the value of the notes in the secondary market will be affected by the supply of and demand for the notes, the value of the reference asset, and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following describes certain factors that we expect to have an impact on the market value of the notes, assuming all other conditions remain constant.

•

Value of the reference asset.  We expect that the market value of the notes at any given time will likely depend substantially on the changes in the price or level, as applicable, of the reference asset, including whether such price or level, as applicable, approaches or falls below the barrier value on any trading day during the monitoring period. For example, decreases in the value of the reference asset may cause a decrease in the market value of the notes because of the expectation that the cash settlement amount of the notes will decrease. If you choose to sell notes when the value of the reference asset has decreased below the initial value, you are likely to receive less than the amount you originally invested. The value of the reference asset will be influenced by complex and interrelated political, economic, financial and other factors that can affect the equity markets on which the reference asset, or the underlying securities or component securities of the reference asset, are traded.

•

Volatility of the reference asset.  Volatility is the term used to describe the size and frequency of market fluctuations. If the implied volatility of the value of the reference asset changes, the market value of the notes may change.

•

Interest rates.  The interactions of interest rates and the equity markets are unpredictable. Investors in the notes must make their own determinations as to how the possible future effects of changes in interest rates will affect the reference asset and the notes. Finally, interest rates may also affect the economies of the United States or other countries in which the equity securities that are a reference asset, or that are underlying securities or component securities of a reference asset, are traded or listed, as applicable.

•	Exchange rates. See “—You May Be Subject to Currency Exchange Rate Risk” below.

•

Time premium or discount.  As a result of a “time premium or discount,” the notes may trade at a value above or below that which would be expected based on the level of interest rates and the value of the reference asset the longer the time remaining to maturity. A time premium or discount results from expectations concerning the value of the reference asset prior to the maturity of the notes. However, as the time remaining to maturity decreases, this time premium or discount may diminish, thereby increasing or decreasing the market value of the notes.

•	Time to interest payment. The proximity in time to an interest payment may affect the market value of the notes.

In addition, economic, financial, political, military, regulatory, legal and other events that affect the applicable equity markets may affect the value of the reference asset and, therefore, the market value of the notes. If the reference asset is a share of an ETF, the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results, including that the ETF may fail to track closely the underlying index.

In addition, your notes may trade quite differently from the reference asset. Changes in the value of the reference asset may not result in comparable changes in the market value of your notes. Even if the value of the reference asset increases from the initial value of the reference asset during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the value of the reference asset increases. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

The Market Value of Your Notes May Decrease at an Accelerated Rate as the Value of the Reference Asset Approaches and Drops Below the Barrier Value

When the value of the reference asset decreases from the initial value of the reference asset to a value near the barrier value for the first time, the market value of the notes may decrease at a greater rate than the market value of the reference asset. If the trading value or closing value, as applicable, of the reference asset falls to prices or levels, as applicable, that are near or below the barrier value, we expect that the market value of the notes will decrease, to reflect the fact that you may receive at maturity a cash settlement amount with a value that is less than the principal amount of your notes. All other factors remaining constant, the greater the number of days in the monitoring period for your notes, the more likely it will be that the trading value or closing value, as applicable, of the reference asset will fall below the applicable barrier value.

We Will Not Hold the Reference Asset for Your Benefit

The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of a reference asset that is an equity security or a share of an ETF or any component securities or underlying securities of the reference asset, as applicable, that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights or Rights to Receive Any Reference Asset or Component Securities or Underlying Securities of a Reference Asset

Investing in the notes will not make you a holder of any reference asset or any component securities or underlying securities of a reference asset. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the reference asset or the underlying securities or component securities of the reference asset, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any reference asset or any component securities or underlying securities of a reference asset.

Our or Our Affiliates’ Business Activities May Create Conflicts of Interest

As noted above under “—Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes,” we and our affiliates expect to engage in hedging and trading activities related to the reference asset that are not for the account of holders of the notes or on their behalf. These hedging and trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates will have in our and their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These hedging and trading activities, if they influence the value of the reference asset, could be adverse to the interests of the holders of the notes. Any of these activities by us or one or more of our affiliates may affect the value of the reference asset or its component securities or underlying securities, as applicable and, therefore, the market price of the notes.

We and one or more of our affiliates may, currently or in the future, engage in business with the issuer of a reference asset, including making loans to or providing advisory services to such companies, including investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future may publish, research reports that relate to the reference asset. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the value of the reference asset and, therefore, the market value of the notes and the cash settlement amount payable at maturity.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset

In the ordinary course of their business, our affiliates may have expressed views on expected movements in the reference asset, or the component securities or underlying securities of a reference asset, as applicable, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any reference asset may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the reference asset from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

If Your Notes Are Linked to an Equity Security or a Share of an ETF, You Will Have Limited Anti-Dilution Protection

If your notes are linked to an equity security or a share of an ETF, for certain corporate events affecting the reference asset the calculation agent may make adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value applicable to such reference asset. However, the calculation agent will not make an adjustment in response to all events that could affect the reference asset. Different calculation agents may exercise their discretion differently, and different notes or other instruments that are subject to anti-dilution adjustments may provide for additional, fewer, or different adjustments than those provided in your notes. You should understand fully these adjustments before making an investment in the notes. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should refer to “General Terms of the Notes—Anti-Dilution Adjustments” and “General Terms of the Notes—Role of Calculation Agent” in this product prospectus supplement for a description of the items that the calculation agent is responsible for determining.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

The calculation agent will, among other things, determine the cash settlement amount on the notes. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent” in this product prospectus supplement. The calculation agent will exercise its judgment when performing its functions and will make any determination required or permitted of it in its sole discretion. For example, the calculation agent may have to determine whether a market disruption event affecting the reference asset has occurred and may also have to determine the closing value or trading value, as the case may be, in such case. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. All determinations by the calculation agent are final and binding on you absent manifest error. Since this determination by the calculation agent will affect the cash settlement amount on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind, and the cash settlement amount of your notes may be adversely affected. In addition, if the calculation agent determines that a market disruption event has occurred, it can postpone any relevant valuation date or observation date, as the case may be, which may have the effect of postponing the maturity date. If this occurs, you will receive the cash settlement amount, if any, after the originally scheduled maturity date but will not receive any additional payment or any interest on such postponed cash settlement amount.

In Some Circumstances, the Payment You Receive on the Notes at Maturity May Be Based on Securities Other Than the Original Reference Asset

If the original reference asset is an equity security, then following certain corporate events relating to the issuer of the reference asset where such issuer is not the surviving entity, the cash settlement amount you receive at maturity, if any, may be based on a security of a successor to the reference asset issuer or any cash or any other assets distributed to holders of the reference asset in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement.

If Your Notes Are Linked to an Equity Security or a Share of an ETF, the Value of Your Notes May Be Adversely Affected if a Reference Asset Is Delisted or if Its Trading Is Suspended

In the event of a delisting or suspension of trading of shares of a common stock or an ETF serving as the reference asset, the calculation agent may designate a substitute reference asset. If the calculation agent determines that no substitute reference asset comparable to the reference asset exists or if such substitute reference asset selected by the calculation agent is subsequently delisted or trading in such substitute reference asset is subsequently suspended, then the calculation agent will deem the closing price of the reference asset or substitute reference asset, as the case may be, on the trading day immediately prior to its delisting or suspension to be the trading price and the closing price, as applicable, of the reference asset or substitute reference asset, as the case may be, on every remaining trading day to, and including, the final valuation date. See “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” and “General Terms of the Notes—Role of Calculation Agent” below. No reference asset issuer or sponsor, as applicable, is involved in the offer of the notes or has any obligation to consider your interest as an owner of the notes in taking any actions that might affect the market value of your notes. Delisting or termination of the reference asset and the consequent adjustments may materially and adversely affect the value of the notes.

If the reference asset is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the United States Securities Exchange Act of 1934, as amended (“Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority Inc. (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the cash settlement amount you receive at maturity, if any, will be based on the foreign stock represented by the ADS or a substitute ADS, as determined by the calculation agent. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the notes. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement.

If Your Notes Are Linked to a Reference Asset That is an Index, the Value of Your Notes May Be Adversely Affected if an Index Sponsor Discontinues Publication of the Index

If the index sponsor discontinues publication of or otherwise fails to publish an index that is a reference asset, the cash settlement amount you receive at maturity, if any, may be based on a successor or substitute index that the calculation agent determines is comparable to the discontinued index. If the calculation agent determines that no successor or substitute index is available, the calculation agent will calculate the level of the index. Such discontinuation or failure to publish the reference asset and the consequent adjustments may materially and adversely affect the value of the notes. We describe such discontinuation or failure to publish the reference asset and the consequent adjustments under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an Index” in this product prospectus supplement.

You May Be Subject to Currency Exchange Rate Risk

Fluctuations in exchange rates may affect the value of your investment where (1) the reference asset is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, (2) the reference asset is substituted or replaced by a security that is quoted and traded in a foreign currency, (3) the reference asset is denominated in non-U.S. dollar currencies and the closing value of the reference asset will be adjusted to reflect its U.S. dollar value by converting the value of the reference asset from the non-U.S. dollar underlying currency to U.S. dollars, or (4) the reference asset is an index denominated in one currency whose underlying stock prices are converted from one or more other currencies for purposes of calculating the level of the index. Such substitution or replacement of the reference asset by a security issued by a non-U.S. company may occur following certain corporate events affecting the reference asset (as described under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement), or in the event of delisting or termination of a reference asset that is an ADS (as described under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the notes. As a consequence, such fluctuations could adversely affect an investment in the notes.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the notes.

We will not make any adjustment or change in the terms of the notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

If Your Notes Are Linked to a Reference Asset That Is Traded in a Foreign Currency Comprised of Underlying Securities or Component Securities Which Are Traded in Foreign Currencies, but Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

If your notes are linked to an index or a share of an ETF, and the underlying securities or component securities, respectively, are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The cash settlement amount payable on the maturity date will be based solely upon the reference asset performance. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries in which the underlying securities of an index or component securities of an ETF are listed that, in turn, may affect the final value of the reference asset. In addition, movements in interest rates of both currencies could also affect the market value of your notes prior to maturity. Any such movements may come at a cost or benefit to you depending on how currency exchange rates move during the term of the notes.

If Your Notes Are Linked to a Reference Asset That Is Listed or Located Outside of the U.S., or That Is Composed of Securities That Are Listed or Located Outside of the U.S., Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

The reference asset or component securities or underlying securities of a reference asset may have been issued by one or more non-U.S. companies. In addition, following certain corporate events affecting the reference asset or following delisting or termination of the reference asset that is an ADS, the reference asset may be substituted or replaced by a security issued by a non-U.S. company and/or quoted and traded in a foreign currency. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Also, certain foreign countries may be considered to be countries with emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

We describe the possible substitution or replacement of the reference asset by the security of a non-U.S. company following certain corporate events under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement. We describe the possible substitution or replacement of a reference asset that is an ADS by the foreign stock represented by such ADS following delisting of the ADS or termination of the ADS facility under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement.

If the Relevant Pricing Supplement Specifies That Continuous Monitoring Is Applicable to Your Notes, It Is Possible That the Trading Value of the Reference Asset Will Fall Below the Barrier Value on a Trading Day During the Monitoring Period Under Circumstances That Would Not Result in the Occurrence of Such Event if Closing Value Monitoring Were Applicable

If continuous monitoring is applicable to your notes, it is possible that the trading value of the reference asset will fall below the barrier value on a trading day during the monitoring period, even if such an event would not have occurred if closing value monitoring were applicable and the determination of whether the value of the reference asset falls below the barrier value on a trading day during the monitoring period were based on the closing value of the reference asset on each trading day. Accordingly, if continuous monitoring is applicable to your notes, it may be more likely that the cash settlement amount, if any, we will pay you at maturity in addition to accrued and unpaid interest on your notes will be less than the principal amount of your notes.

The Issuer or Sponsor of the Reference Asset, as Applicable, Will Not Have Any Role or Responsibilities with Respect to the Notes

The issuer or sponsor of the reference asset, as applicable, will not have authorized or approved the notes, and will not be involved in any offering. The issuer or sponsor of the reference asset, as applicable, will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the reference asset or the notes. The issuer or sponsor of the reference asset, as applicable, will not receive any of the proceeds from any offering of the notes, except to the extent that we are required to pay an index or ETF sponsor licensing fees with respect to an index or a share of an ETF included in the reference asset. No issuer or sponsor of a reference asset, as applicable, will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

We Do Not Control the Issuer or Sponsor of Any Reference Asset, as Applicable, and Are Not Responsible for Any Disclosure Made by Any Other Company

Neither we nor any of our affiliates have the ability to control the actions of any issuer or sponsor of a reference asset or the issuers of the component securities or underlying securities of a reference asset, as applicable. We do not assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by or included in that reference asset. We are not responsible for any other issuer’s or sponsor’s public disclosure of information about itself or the reference asset, whether contained in Securities Exchange Commission filings or otherwise. We will not perform any due diligence procedures with respect to the issuer or sponsor of the reference asset in connection with the offering of the notes.

Unless otherwise specified in the relevant pricing supplement, we have derived the information about the reference asset issuer or sponsor, as applicable, and the reference asset from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the reference asset and the reference asset issuer or sponsor, as applicable, for your notes.

The Historical Performance of the Reference Asset Should Not Be Taken as an Indication of Its Future Performance

The value of the reference asset will determine the cash settlement amount, if any, to be paid on the notes at maturity. The historical prices or levels of the reference asset, which may be included in the relevant pricing supplement, should not be taken as an indication of its future performance. Changes in the value of the reference asset will affect the trading price of the notes, but it is impossible to predict whether the value of the reference asset will rise or fall during the term of the notes. The value of the reference asset will be influenced by complex and interrelated political, economic, financial and other factors.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or the Internal Revenue Code of 1986, as amended, which we call the “Code,” including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” in this product prospectus supplement.

Significant Aspects of the Tax Treatment of the Notes May Be Uncertain

We intend, and the terms of the notes require you and us, to treat the notes for all tax purposes as an investment unit consisting of (i) a non-contingent debt instrument that we issued to you for an amount equal to the principal amount of the notes (the “debt portion”) and (ii) a contingent put option contract in respect of the reference asset (the “put option”) that you sold to us in exchange for a portion of the stated interest on the notes (the “put premium”). The relevant pricing supplement will set forth the portion of the stated interest payments allocable to put premium and the portion that is allocable to interest on the debt portion. By purchasing the notes each holder agrees to this treatment.

Although we intend to treat each of the notes as an investment unit as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the notes could be subject to some other characterization or treatment for U.S. federal income tax purposes as described under

“Supplemental Discussion of U.S. Federal Income Tax Consequences—United States Holders—Alternative Treatments” of this product prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the notes.

Except to the extent otherwise required by law, we intend to treat such notes for U.S. federal income tax purposes in the manner described above unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate. You should consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering, the relevant pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Non-U.S. Investors May Be Subject to Certain Additional Risks

If you are a non-U.S. investor who purchases U.S. dollar denominated notes with a currency other than U.S. dollars, changes in rates of exchange of the U.S. dollar and the currency with which you purchase the notes may have an adverse effect on the value or price of, or returns on, your investment.

The relevant pricing supplement will contain a general description of U.S. tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Additional Risk Factors Applicable to Reference Assets That Are Shares of ETFs

The Performance of a Reference Asset That Is a Share of an ETF May Differ from the Performance of the Underlying Index of Such ETF

ETFs generally seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of their respective underlying indices. The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities comprising such underlying index but rather may invest in a representative sample of securities comprising the underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain stocks comprising such underlying index. As a result of the foregoing, the price of a share of an ETF may not exactly replicate the performance of its underlying index.

With respect to a share of an ETF, the price of a share will depend in part on the value of the securities in which the ETF invests. The price of an ETF share may also be affected by other factors, such as fees, transaction costs, and market demand for the shares. Because shares of an ETF are traded on a national securities exchange and are subject to the market supply and demand by investors, the market value of a share of an ETF may differ from the price of the shares of the ETF as computed based on the net asset value per share. In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

We Cannot Control Actions by the Investment Adviser Which May Adjust the Management or Component Securities of the ETF in a Way That Could Adversely Affect the Payments on the Notes and Their Market Value, and the Investment Adviser Has No Obligation to Consider Your Interests

The policies of the applicable investment adviser concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities or other investments held by the ETF and the manner in which changes affecting the underlying index are reflected in the ETF could affect the market price per share of the reference asset and, therefore, the amounts payable on the notes and the market value of the notes. The amounts payable on the notes and their market value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to a share of the ETF serving as the reference asset, as if those changes or modifications had not been made, and determine the trading value and the closing value of the reference asset, as applicable, by reference to the price of the shares of the ETF, as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Additional Risk Factor Applicable to Reference Assets That Are Indices

Changes That Affect an Index That Is a Reference Asset May Adversely Affect the Market Value of the Notes and the Amount You Will Receive at Maturity

The policies of a sponsor of any index that is a reference asset concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components may be reflected in the index and could adversely affect the market value of the notes prior to maturity and the cash settlement amount, if any, payable on the notes at maturity. The cash settlement amount, if any, payable on the notes and the market value of the notes could also be adversely affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the notes.

Additional Risk Factor Applicable to Reference Assets That Are ADSs

The Price of the Reference Asset That Is an ADS May Not Accurately Track the Price of the Shares of the Relevant Company

If the reference asset is an ADS, then its trading patterns will generally reflect the characteristics and price of the applicable foreign stock; however, the price of the ADSs may not completely track the price of such foreign stock. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the applicable foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the underlying company and holders of the ADSs, which may be different from the rights of holders of the applicable foreign stock. For example, the underlying company may make distributions in respect of the applicable foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the shares of the applicable foreign stock may be significant and may materially and adversely affect the value of the notes.

GENERAL TERMS OF THE NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities and Guarantee” in the accompanying prospectus. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms described below. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement shall control.

Please note that in this section entitled “General Terms of the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement, all payments on the notes will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

Unless otherwise specified in the relevant pricing supplement, the notes will be issued only in the form of a master global security and will clear through DTC (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus). Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples thereof, and your notes will be represented by the master global security. Throughout this product prospectus supplement, when we refer to each note as having a $1,000 principal amount, this is for ease of reading clarity. The notes will be represented in the aggregate principal amount by the master global security. The relevant pricing supplement will specify the minimum initial investment amount, if any, of the notes.

Listing

Unless otherwise specified in the relevant pricing supplement, your notes will not be listed on any securities exchange or other electronic trading platform or system.

Defeasance, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “—Default Amount on Acceleration” below;

•	anti-dilution provisions will apply to your notes as described under “—Anti-Dilution Adjustments” below;

•	a business day for your notes will have the meaning described under “—Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “—Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price, agent’s discount and commission and net proceeds to us in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Reference Asset and Reference Asset Issuer or Sponsor

In this product prospectus supplement, when we refer to the reference asset, we mean the reference asset specified in the relevant pricing supplement, and when we refer to the reference asset issuer or the reference asset sponsor, we mean such issuer or sponsor, as applicable, except as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” and “—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” below.

The reference asset to which your notes are linked may be (i) a share of a company’s common stock, (ii) an ADS, (iii) an index, (iv) a share of an ETF or (v) any other equity instrument or measure. We refer to shares of common stock and ADSs as “equity securities.”

If the reference asset is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the underlying shares represented by an ADS as “foreign stock.” If the reference asset is a share of an ETF, we refer to the index that such ETF tracks as the “underlying index” and to the securities that comprise such ETF as “component securities.” If the reference asset is an index, we refer to the securities that comprise such index as the “underlying securities.”

Payment of Cash Settlement Amount on the Maturity Date

The calculation of the cash settlement amount payable on the maturity date of your notes will depend on the performance of the reference asset. Unless otherwise specified in the relevant pricing supplement, at maturity, for each $1,000 principal amount of the notes, you will receive accrued and unpaid interest and a cash settlement amount equal to:

•

if the final value of the reference asset is equal to or greater than the initial value of the reference asset, or the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) does not fall below the barrier value on any trading day during the monitoring period, $1,000, or

•

if the final value of the reference asset is less than the initial value of the reference asset, and the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) is less than the barrier value on any trading day during the monitoring period, the reference asset value amount.

The reference asset value amount that you may be paid at maturity will be less than the principal amount of the notes, and may be zero. Accordingly, you could lose all or a substantial amount of your investment in the notes. The cash settlement amount, however, will never be less than $0.

Unless otherwise specified in the relevant pricing supplement, the initial value of the reference asset will be the closing value of such reference asset on the initial valuation date specified in the relevant pricing supplement. The monitoring period will be specified in the relevant pricing supplement and may (i) include the period from the trade date through the final valuation date, (ii) be limited to the final valuation date, (iii) be a list of observation dates, or (iv) be of any other length specified in the relevant pricing supplement, each subject to adjustment as described under “—Market Disruption Events” below. The barrier value will be a fixed percentage of the initial value of the reference asset specified in the relevant pricing supplement. The relevant pricing supplement will also specify whether continuous monitoring, closing value monitoring or another method of monitoring the reference asset is applicable to your notes. Unless otherwise specified in the relevant pricing supplement, the final value of the reference asset will be equal to the closing value of the reference asset on the final valuation date. The initial value of the reference asset and the barrier value are subject to adjustment as described under “—Anti-Dilution Adjustments” below.

Unless otherwise specified in the relevant pricing supplement, the closing value of the reference asset will be (1) for notes linked to a reference asset that is an equity security or a share of an ETF, the closing price of such reference asset, or (2) for notes linked to a reference asset that is an index, the closing level of such reference asset, as described under “—Special Calculation Provisions—Closing Price” and “—Special Calculation Provisions—Closing Level” below. Unless otherwise specified in the relevant pricing supplement, the trading value of the reference asset will be (1) for notes linked to a reference asset that is an equity security or a share of an ETF, the trading price of such reference asset, or (2) for notes linked to a reference asset that is an index, the trading level of such reference asset, as described under “—Special Calculation Provisions—Trading Price” and “—Special Calculation Provisions—Trading Level” below.

Calculation of the Reference Asset Value Amount

Unless otherwise specified in the relevant pricing supplement, the reference asset value amount will be an amount in cash equal to (i) the reference asset calculation amount times (ii) the final value of the reference asset.

Unless otherwise specified in the relevant pricing supplement, the reference asset calculation amount for each $1,000 principal amount of the notes will be equal to (i) $1,000 divided by (ii) the initial value of the reference asset, subject to adjustment as described under “—Anti-Dilution Adjustments” below.

Final Valuation Date

Unless otherwise specified in the relevant pricing supplement, the final valuation date will be the third scheduled trading day before the stated maturity date specified in the relevant pricing supplement, subject to postponement as described under “—Market Disruption Events” below.

Stated Maturity Date

The stated maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date may also be postponed as described under “—Market Disruption Events” below, unless otherwise specified in the relevant pricing supplement. No interest will accrue past the stated maturity date specified in the relevant pricing supplement.

Interest Payments

Your notes will bear interest at a fixed rate specified in the relevant pricing supplement. Interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the interest rate and the interest payment date or dates will be those specified in the relevant pricing supplement and the regular record date for each interest payment date will be the fifth business day preceding such interest payment date, unless otherwise specified in the relevant pricing supplement. If the maturity date does not occur on the stated maturity date specified in the relevant pricing supplement the interest payment date scheduled for that date will instead occur on the postponed maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed maturity date, if the maturity date is so postponed.

Market Disruption Events

Final Valuation Date. Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on a day that would otherwise be the final valuation date, or that such day is not a trading day, the final valuation date will be postponed to the first following trading day on which the calculation agent determines that no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than eight scheduled trading days.

If the final valuation date is postponed to the last possible day, and the calculation agent determines that a market disruption event occurs or is continuing on such last possible day, or that such day is not a trading day, such day will nevertheless be the final valuation date, and the closing value of the reference asset will be determined (or, if not determinable, estimated by the calculation agent in a manner which it, in its sole discretion, considers commercially reasonable under the circumstances) by the calculation agent on that eighth scheduled trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a commercially reasonable estimate in its sole discretion of the closing value of the reference asset that would have prevailed in the absence of the market disruption event or non-trading day.

Unless otherwise specified in the relevant pricing supplement, in the event that the final valuation date is postponed as described above, the maturity date will also be postponed such that the maturity date is three scheduled trading days following the postponed final valuation date, unless that date is not a business day, in which case the maturity date will be the next following business day. In such a case, you may not receive the cash settlement amount, if any, or the interest payment, if any, that we are obligated to deliver on the maturity date until several days after the originally scheduled stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed maturity date.

Monitoring Period. Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on any scheduled trading day during the monitoring period, the closing value or trading value, as applicable, of the reference asset for such day will be the closing value or trading value, as applicable, of the reference asset on the first following trading day on which the calculation agent determines that no market disruption event with respect to the reference asset occurs or is continuing. If the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on each scheduled trading day to and including the eighth scheduled trading day following such originally scheduled trading day, the closing value or trading value, as applicable, of the reference asset for such day will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered commercially reasonable under the circumstances) by the calculation agent on that eighth scheduled trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a commercially reasonable estimate in its sole discretion of the closing value or trading value, as applicable, of the reference asset that would have prevailed in the absence of the market disruption event.

A market disruption event means any event, circumstance or cause which we determine, and the calculation agent confirms, has or will have a material adverse effect on our ability to perform our obligations under the notes or to hedge our position in respect of our obligations to make payment of amounts owing thereunder and more specifically includes the events described in the following three subsections.

Reference Assets Consisting of an Equity Security

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any equity security that is the reference asset:

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a suspension, absence or material limitation of trading in such equity security or, in the case of a reference asset that is an ADS, the related foreign stock, on its primary market for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such equity security or, in the case of a reference asset that is an ADS, the related foreign stock, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any equity security that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such equity security or foreign stock.

Reference Assets Consisting of an Index

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any index that is the reference asset:

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a suspension, absence or material limitation of trading in the underlying securities of such index constituting 20% or more, by weight, of the applicable index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in the relevant equity market or markets, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such index or to underlying securities constituting 20% or more, by weight, of such index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	underlying securities constituting 20% or more, by weight, of such index, or options or futures contracts relating to such index or to underlying securities constituting 20% or more, by weight, of such index, if available, do not trade on what were the respective primary markets for those underlying securities or contracts, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any index that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such index or any underlying security.

Reference Assets Consisting of a Share of an ETF

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any share of an ETF that is the reference asset:

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a suspension, absence or material limitation of trading in such share on its primary market for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such share, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such share does not trade on what was the primary market for that share, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any share of an ETF that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such share.

Anti-Dilution Adjustments

Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security

For any offering of the notes linked to a reference asset that is an equity security, the reference asset calculation amount, the initial value of the reference asset and the barrier value are subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the notes. See “Additional Risk Factors Specific to the Notes—If Your Notes Are Linked to an Equity Security or a Share of an ETF, You Will Have Limited Anti-Dilution Protection” in this product prospectus supplement.

How Adjustments Will Be Made

If one of the events described below occurs with respect to an offering of the notes and the calculation agent determines that the event has a dilutive or concentrative effect on the theoretical value of the reference asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value as the calculation agent determines appropriate to account for that dilutive or concentrative effect. For example, if the reference asset consists of an equity security and an adjustment is required because of a two-for-one stock split, then (i) the reference asset calculation amount will be doubled and (ii) the initial value of the reference asset and the barrier value will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the reference asset, if applicable, in the event of a consolidation or merger of the issuer of the reference asset with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value for the first event, then adjust the adjusted reference asset calculation amount, the adjusted initial value of the reference asset and the adjusted barrier value for the second event, and so on for any subsequent events.

No such adjustments will be made unless such adjustments, in the aggregate, would result in a change of at least 0.1% in the reference asset calculation amount. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the relevant pricing supplement, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the anti-dilution adjustments, if an ADS is the reference asset, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun off security as well as the existing foreign stock, the calculation agent may determine not to effect anti-dilution adjustments. More particularly, if an ADS is the reference asset, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring anti-dilution adjustments described below or (2) to the extent that the calculation agent determines that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the theoretical value of the ADSs should not be affected by the corporate event in question.

If the issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make an anti-dilution adjustment to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to anti-dilution adjustments affecting a particular offering of the notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a dilutive or concentrative effect on the theoretical value of the reference asset), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those notes.

The following events are those that may require anti-dilution adjustments in the calculation agent’s sole discretion:

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a subdivision, consolidation or reclassification of the reference asset or a free distribution or dividend of shares of the reference asset to existing holders of the reference asset by way of a bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the reference asset of:

•	additional shares of the reference asset as described under “—Stock Dividends” below,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective reference asset issuer equally or proportionately with such payments to holders of the reference asset, or

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any other type of securities, rights or warrants in any case that permit the holder thereof to subscribe for or purchase any asset or property (including the reference asset) at less than the prevailing closing price as determined by the calculation agent in its sole discretion;

•	the declaration by the respective reference asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the reference asset or other assets;

•	a repurchase by the respective reference asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•	a consolidation of the respective reference asset issuer with another company or merger of the respective reference asset issuer with another company; and

•	any other similar event that may have a dilutive or concentrative effect on the theoretical value of the reference asset.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the reference asset is subject to a stock split or a reverse stock split, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and the prior barrier value, respectively, by, the number of shares that a holder of one share of the reference asset before the effective date of that stock split or reverse stock split, as applicable, would have owned immediately following the applicable effective date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the reference asset is subject to a stock dividend payable in shares of the reference asset, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the sum of one plus the number of additional shares issued in the stock dividend with respect to one share of the reference asset.

Other Dividends and Distributions

None of the reference asset calculation amount, the initial value of the reference asset or the barrier value for a particular offering of the notes will be adjusted to reflect dividends or other distributions paid with respect to the reference asset, other than:

•	stock dividends described under “—Stock Dividends” above;

•	issuances of transferable rights and warrants as described under “—Transferable Rights and Warrants” below;

•	distributions that are spin-off events described under “—Reorganization Events” below; and

•	extraordinary cash dividends as described below.

For any offering of the notes, a dividend or other distribution with respect to the reference asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the reference asset by an amount equal to at least 10% of the closing price of the reference asset on the trading day before the ex-dividend date. Accordingly, it is not expected that anti-dilution adjustments will be made to the reference asset calculation amount, the initial value of the reference asset or the barrier value in the case of stock dividends payable in shares of the reference asset that are in lieu of ordinary cash dividends payable with respect to shares of the reference asset. The ex-dividend date for any dividend or other distribution is the first day on which the reference asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the reference asset and is payable in cash, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the ratio of the closing price of the reference asset on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the reference asset equals:

•

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of reference asset minus the amount per share of reference asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the reference asset; or

•	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the reference asset that is both an extraordinary dividend and payable in the reference asset, or an issuance of rights or warrants with respect to the reference asset that is also an extraordinary dividend, will result in adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value, as described under “—Stock Dividends” above or “—Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective reference asset issuer issues transferable rights or warrants to all holders of the reference asset to subscribe for or purchase any asset or property (including the reference asset) at an exercise price per share that is less than the closing price of such reference asset on the trading day before the ex-dividend date for such issuance, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the ratio of:

•

the number of shares of the reference asset outstanding at the close of business on the business day before that ex-dividend date plus the number of additional shares of the reference asset offered for subscription or purchase under those transferable rights or warrants, to

•

the number of shares of the reference asset outstanding at the close of business on the business day before that ex-dividend date plus (1) the total number of additional shares of the reference asset offered for subscription or purchase under the transferable rights or warrants times (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

Reorganization Events

For any offering of the notes in which the reference asset is an equity security, each of the following may be determined by the calculation agent to be a “reorganization event”:

•	the reference asset is reclassified or changed;

•

the issuer of the reference asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the reference asset are exchanged for or converted into other property;

•	a statutory share exchange involving outstanding shares of the reference asset and the securities of another entity occurs, other than as part of an event described above;

•	the issuer of the reference asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of the reference asset effects a spin-off, that is, issues to all holders of the reference asset equity securities of another issuer, other than as part of an event described above; or

•

the issuer of the reference asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the reference asset.

In this product prospectus supplement, references to the calculation agent adjusting the reference asset calculation amount, the initial value of the reference asset and the barrier value in respect of a dilution event or a reorganization event mean that the calculation agent may adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value for that offering of the notes in the manner described in this subsection. If a reorganization event occurs, the distribution property (which may include securities issued by a

non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the reference asset as described below. Consequently, in this product prospectus supplement, references to the reference asset, where applicable, mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference asset calculation amount for the particular offering of the notes. Similarly, references to the issuer of the reference asset include any surviving or successor entity in a reorganization event affecting that issuer.

If a reorganization event occurs with respect to an offering of the notes, then the determination of whether the trading value of the reference asset or the closing value of the reference asset, as applicable, fell below the applicable barrier value on any trading day during the monitoring period or is less than the initial value of the reference asset on the final valuation date, as the case may be, will be made by the calculation agent based upon the amount, type and value of property or properties, if any,—whether cash, securities, other property or a combination thereof—that a hypothetical prior holder of the reference asset would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property.” Distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. Accordingly, in such circumstances, the cash settlement amount, if any, you will be paid at maturity will be based upon the value of such distribution property, if any, as determined by the calculation agent. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, if any. For any distribution property consisting of a security (including a security issued by a non-U.S. company or quoted and traded in a foreign currency), the calculation agent will use the trading price or closing price, as applicable, of the security on the relevant date. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the reference asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the reference asset that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the reference asset and the calculation agent adjusts the reference asset calculation amount for an offering of the notes to consist of the distribution property in the event as described above (with corresponding adjustments to the initial value of the reference asset and the barrier value), the calculation agent will make further anti-dilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the new reference asset calculation amount for that offering of the notes (with corresponding adjustments to the initial value of the reference asset and the barrier value). The calculation agent will do so to the same extent that it would make adjustments if the reference asset was outstanding and was affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference asset calculation amount, the required adjustment will be made with respect to that component, as if it alone were the reference asset calculation amount (with corresponding adjustments to the initial value of the reference asset and the barrier value).

For example, if the respective issuer of the reference asset merges into another company and each share of common stock that is the reference asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference asset calculation amount for each note in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. Corresponding adjustments will be made to the initial value of the reference asset and the barrier value. The calculation agent will adjust the common share component of the new reference asset calculation amount for each note in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security,” as if the common shares were issued by the issuer of the reference asset (with corresponding adjustments to the initial value of the reference asset and the barrier value). In that event, the cash component will not be adjusted but will continue to be a component of the reference asset calculation amount for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property, if any, if a reorganization event occurs and any amounts due upon maturity of the notes, including the determination of the cash value of any distribution property.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the cash value of the reference asset calculation amount that may be delivered at maturity, the determination of whether the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) is below the barrier value on any trading day during the monitoring period or is less than the initial value of the reference asset on the final valuation date, as the case may be, the trading price and closing price, as applicable, of such non-U.S. securities on any trading day during the monitoring period will be converted to U.S. dollars as of the relevant date using the applicable exchange rate as described below, unless otherwise specified in the relevant pricing supplement.

On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Each time the calculation agent adjusts the reference asset calculation amount in connection with a reorganization event as described above, the calculation agent will also make corresponding adjustments to the initial value of the reference asset and the barrier value to offset any change in your economic position as a holder of the notes that results from such an event.

Anti-Dilution Adjustments for Reference Assets Consisting of a Share of an ETF

For any note linked to a reference asset that consists of a share of an ETF, the calculation agent will have discretion to adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value if certain events occur. ETFs are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, ETFs (other than commodities based ETFs) are subject to regulation under the Investment Company Act of 1940, as amended, and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange (the consequences of which are discussed under “—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of a Share of an ETF” below) occurs with respect to a share of an ETF that is a reference asset, the calculation agent will determine in its discretion whether and to what extent an adjustment should be made to the reference asset calculation amount, the initial value of such reference asset and the barrier value in respect of such event. The calculation agent shall have no obligation to make an adjustment for any such event.

Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset

Reference Assets Consisting of Shares of a Common Stock

If shares of a common stock that are the reference asset (such common stock, an “original common stock”) are delisted or trading of such shares is suspended on the primary exchange for such shares other than as a result of a reorganization event as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” above, and such shares are immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then shares of such original common stock will continue to be deemed the reference asset.

If shares of an original common stock are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are not immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then the calculation agent may, but is not required to, select a substitute common stock. A “substitute common stock” will be the common stock, which is listed or approved for trading on a major U.S. exchange or market, of a company that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the original common stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if we or any of our affiliates are subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the notes with respect to the common stock or ADSs of such company. Shares of the substitute common stock will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to the shares of the substitute common stock and adjust the initial value of the reference asset and the barrier value for such situation.

If a substitute common stock is a security issued by a non-U.S. company, unless otherwise specified in the relevant pricing supplement, to the extent that the reference asset value amount is, pursuant to the relevant pricing supplement, due at maturity, we will deliver the reference asset value amount (payable in U.S. dollars). On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the shares of such substitute common stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If shares of an original common stock are delisted or trading of such shares is suspended and the calculation agent determines that no substitute common stock comparable to the original common stock exists, then the calculation agent will deem the closing price of shares of such original common stock on the trading day immediately prior to the delisting or suspension to be the trading price and the closing price, as applicable, of the reference asset on every remaining trading day to, and including, the final valuation date.

Reference Assets Consisting of an ADS

If, other than as a result of a reorganization event as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” above, an ADS that is the reference asset (“original ADS”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date the original ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent will determine whether it will select a substitute ADS or whether the foreign stock underlying the original ADS will be deemed to be the reference asset. If the foreign stock is selected by the calculation agent, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the number of shares of the foreign stock represented by a single original ADS. On and after the change date if the foreign stock is selected, for all purposes, including the determination of whether the trading value or closing value, as applicable, of the foreign stock is below the barrier value on any trading day during the monitoring period and the determination of the closing value of the reference asset on the final valuation date, the trading value or closing value of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the relevant pricing supplement.

If the calculation agent selects a “substitute ADS,” such substitute ADS will be an ADS that is listed or approved for trading on a major U.S. exchange or market, of a company that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the original ADS as determined by the calculation agent based upon various criteria including but not limited to market capitalization, jurisdiction of organization, stock price volatility and dividend yield (the “substitute ADS selection criteria”). A company is subject to a “hedging restriction” if we or any of our affiliates are subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the notes with respect to the ADSs of such company. The substitute ADS will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to the substitute ADS and adjust the initial value of the reference asset and the barrier value for such situation.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that the reference asset value amount is, pursuant to the relevant pricing supplement, otherwise due at maturity, we will deliver the reference asset value amount (payable in U.S. dollars). On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Reference Assets Consisting of an Index

If the index sponsor of an index that is the reference asset (“original index”) discontinues publication of or otherwise fails to publish any index comprising a part of the reference asset and that index sponsor or another entity publishes a successor index that the calculation agent determines to be comparable to the discontinued index (that index being referred to in this section as a “successor index”), then such successor index shall be deemed to be the reference asset.

If the index sponsor of an original index discontinues publication of or otherwise fails to publish any index comprising a part of the reference asset and that index sponsor or another entity fails to publish a successor index, then the calculation agent may select a substitute index. A “substitute index” will be an index that has substantially the same underlying securities or similar types (in the calculation agent’s sole discretion) of underlying securities as the original index and is the most comparable to the original index, in each case as determined by the calculation agent based upon criteria it selects in its sole discretion, which may include (but the calculation agent shall not be required to include) aggregate market capitalization and price volatility. The substitute index will be deemed to be the reference asset and the calculation agent will determine the closing value or trading value, as applicable, of the reference asset on any date (including the determination of the final value of the reference asset) by reference to the substitute index and adjust the initial value of the reference asset and the barrier value for such substitute index.

If the calculation agent determines that no successor index or substitute index comparable to the original index exists, then the calculation agent will determine the value to be used for the level of the index. The value to be used for the level of the index will be computed by the calculation agent in the same general manner previously used by the applicable index sponsor and will reflect the methodology of that index through the trading day on which that index was last in effect preceding the date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to the underlying securities of the affected index is open for trading as a trading day for that index for purposes of the determination of the level of the index. In that event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

If at any time an index that is the reference asset is, or the underlying securities of an index that is the reference asset are, changed in a material respect, or if the index in any other way is modified so that the level of the index does not, in the opinion of the calculation agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a level of the index comparable to the index serving as the reference asset, as if those changes or modifications had not been made, and determine the trading level of the reference asset or the closing level of the reference asset, as applicable, by reference to the level of the index, as adjusted. Accordingly, if the index is modified in a way that the level of the index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the index as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Reference Assets Consisting of a Share of an ETF

If shares of an ETF, one of which is the reference asset (such ETF, an “original ETF”), are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then such shares will continue to be deemed the reference asset.

If shares of an original ETF are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are not immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then the calculation agent may select a share of a substitute ETF. A “substitute ETF” will be that exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, and that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield. A share of the substitute ETF will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to a share of the substitute ETF and adjust the initial value of the reference asset and the barrier value for such situation.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent will deem the closing price of shares of the original ETF on the trading day immediately prior to their delisting or suspension to be the trading price and the closing price, as applicable, of shares of the original ETF on every remaining trading day to, and including, the final valuation date.

If at any time the underlying index of an ETF a share of which is the reference asset is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares does not, in the opinion of the calculation agent, fairly represent the price of a share of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of a share of an ETF comparable to the share of the ETF serving as the reference asset, as if those changes or modifications had not been made, and determine the trading price of the reference asset or the closing price of the reference asset, as applicable, by reference to the price of the share of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the share of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Default Amount on Acceleration

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable as described above under the caption “—Payment of Cash Settlement Amount on the Maturity Date,” calculated as if the date of acceleration were the final valuation date.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Role of Calculation Agent

The calculation agent will make all determinations regarding the interest payment or payments; the closing value or trading value of the reference asset; the primary or principal market on which the reference asset, its underlying securities or component securities or options related thereto are traded; the final value of the reference asset; the cash settlement amount, if any; the reference asset calculation amount; the reference asset value amount, if any; anti-dilution adjustments; market disruption events; successor reference assets; the maturity date; the final valuation date; business days; trading days; the amount payable on your notes at maturity; the primary markets on which shares and ETFs are traded; and any other determination as applicable or specified in the relevant pricing supplement. In making its determinations in respect of your notes, the calculation agent will consult such sources, including market information resources it typically uses in its business, as it deems relevant to the determination it is making. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Nomura Securities International, Inc., our affiliate, is currently serving as the calculation agent for the notes. Unless otherwise specified in the relevant pricing supplement, Nomura Securities International, Inc. or one of its affiliates will act as the calculation agent for your notes. We may change the calculation agent for your notes at any time without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Special Calculation Provisions

Business Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a business day with respect to your notes, we mean a day that is a New York business day as described in the accompanying prospectus.

Trading Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a trading day with respect to your notes, we mean:

•	with respect to notes linked to a reference asset that is an equity security or a share of an ETF, a day on which the principal securities market for the reference asset is open for trading, or

•	with respect to notes linked to a reference asset that is an index, a day on which such index is calculated and published by the applicable index sponsor.

Scheduled Trading Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a scheduled trading day with respect to your notes, we mean:

•

with respect to notes linked to a reference asset that is an equity security or a share of an ETF, a day on which the principal securities market for the reference asset is scheduled to be open for trading for its regular trading session, or

•

with respect to notes linked to a reference asset that is an index, a day on which such index is scheduled to be calculated and published by the applicable index sponsor in accordance with such index sponsor’s published schedule or calendar.

Closing Price

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an equity security or a share of an ETF, the closing price on any day will be equal to the closing sale price or last reported sale price, regular way, for the security or share of the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that reference asset is listed for trading on that day, or

•

if that security is, or shares of that ETF are, not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that reference asset.

If that reference asset is not listed or traded as described above, then the closing price for that reference asset on any day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in that reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trading Price

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an equity security or a share of an ETF, the trading price at any time on any day will be the sale price, regular way, for the security or share of the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that reference asset is listed for trading on that day, or

•

if that security, or share of that ETF, is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that reference asset.

If that reference asset is not listed or traded as described above, then the trading price for that reference asset on any day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in that reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Closing Level

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an index, the closing level on any day will be the official closing level of the index or any successor index published by the index sponsor on that day.

Trading Level

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an index, the trading level on any day will be the official level of the index or any successor index published by the index sponsor as of the relevant time on that trading day.

HYPOTHETICAL EXAMPLES

The relevant pricing supplement may include a table or chart showing a hypothetical cash settlement amount for your notes that will be paid at maturity, based on a range of hypothetical final value of the reference asset and on various key assumptions shown in the relevant pricing supplement.

Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact of various hypothetical prices or levels of the reference asset on the final valuation date, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on hypothetical prices or levels for the reference asset that may not be achieved on the final valuation date, and on assumptions that may prove to be erroneous.

As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest in the reference asset. Among other things, an investment in the reference asset is likely to have tax consequences that are different from an investment in your notes.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to the Notes” in this product prospectus supplement.

We cannot predict the prices or the levels of the reference asset or, therefore, the final value of the reference asset for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the reference asset.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In connection with the sale of the notes, our affiliates may enter into hedging transactions involving purchases of the reference asset, equity securities, shares of an ETF, the underlying securities, foreign stock, or the component securities, as the case may be, or by purchasing futures and/or other derivative instruments linked to the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index, or the component securities, as the case may be. We also expect that our affiliates will adjust these hedges by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the reference asset, the underlying securities, the underlying index, or the component securities, as the case may be, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date for the notes. Our affiliates’ hedging activities may result in us or our affiliates receiving a substantial return on these hedging activities even if your investment in the notes results in a loss to you.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to the Notes—Our or Our Affiliates’ Business Activities May Create Conflicts of Interest,” and “—Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes” in this product prospectus supplement for a discussion of these adverse effects.

REFERENCE ASSET ISSUER OR SPONSOR

In the relevant pricing supplement, if the reference asset applicable to your notes is an equity security, we will provide summary information on the business of the reference asset issuer based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information. If the reference asset applicable to your notes is an index or ETF, we will provide certain information about the reference asset in the relevant pricing supplement.

Where Information About the Reference Asset Issuer Can Be Obtained

A reference asset that is an equity security will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the SEC pursuant to the Exchange Act and the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the reference asset issuer with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the reference asset issuer under the Exchange Act can be located by referencing its SEC file number. In addition, information about the reference asset issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

This product prospectus supplement and the relevant pricing supplement relate only to the notes offered by us and do not relate to the reference asset or other securities of the issuer of the reference asset. We will derive all disclosures contained in the relevant pricing supplement regarding the reference asset that is an equity security from the publicly available documents described above. Neither we nor the agent have participated in the preparation of such documents or made any due diligence inquiry with respect to the reference asset in connection with the offering of the notes. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the reference asset that is an equity security (and therefore the initial value of the reference asset and the barrier value) have been publicly disclosed by the reference asset issuer. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference asset by the reference asset issuer could affect the value you will receive on the maturity date with respect to the notes and therefore the trading prices of the notes.

For notes linked to a reference asset that is a share of an ETF, the reference asset may be an investment fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of an underlying index. While ETFs track the performance of an index, ETFs also trade as securities on stock exchanges.

We and/or our affiliates may presently or from time to time engage in business with the reference asset issuer or sponsor, the sponsor of the underlying index of an ETF, the share of which is a reference asset, or the issuers of the component securities of an ETF or the underlying securities of an index that is a reference asset, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies. The statement in the preceding sentence is not intended to affect the rights of holders of the notes under the securities laws. As a prospective purchaser of the notes, you should undertake such independent investigation of the reference asset as in your judgment is appropriate to make an informed decision with respect to an investment in the reference asset.

HISTORICAL REFERENCE ASSET INFORMATION

We may provide historical information on the value of the reference asset in the relevant pricing supplement. You should not view any such historical prices or levels as an indication of future performance. The actual performance of the reference asset over the term of the notes, as well as the amount payable at maturity, may bear little or no relation to the historical prices or levels of the reference asset. We cannot predict the future performance of the reference asset, and we cannot give you any assurance that the final value of the reference asset will not fall below the barrier value and the initial value of the reference asset, thus reducing or eliminating any cash payment in addition to accrued and unpaid interest you may receive on the notes on the maturity date.

Because the cash settlement amount, if any, payable on your notes is linked to the closing value of the reference asset value on the final valuation date, and is to be determined under a formula that caps the rate of return on your notes, the rate of return on your notes may be less than that on the reference asset over a comparable period. See “Additional Risk Factors Specific to the Notes—Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity,” “Additional Risk Factors Specific to the Notes—You Will Not Benefit from Any Appreciation in the Reference Asset Above the Initial Value of the Reference Asset, and the Maximum Payment You May Receive at Maturity Is Limited to the Principal Amount of the Notes, Plus Accrued and Unpaid Interest” and “Additional Risk Factors Specific to the Notes—Owning the Notes Is Not the Same as Owning the Reference Asset or a Security Directly Linked to the Performance of the Reference Asset or Its Component Securities or Underlying Securities” in this product prospectus supplement for more information about this risk.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

This section supplements the discussion under “United States Taxation” in the accompanying prospectus. It applies to you only if you hold notes as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells notes as part of a wash sale for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion deals only with notes that are due to mature no more than 30 years from their date of issue.

Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering, the relevant pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Except as otherwise noted under “—United States Alien Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

It is the opinion of Sullivan & Cromwell LLP that it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument that we issued to you for an amount equal to the principal amount of the notes (the “debt portion”) and (ii) a contingent put option contract in respect of the reference asset (the “put option”) that you sold to us in exchange for a portion of the stated interest on the notes (the “put premium”). The relevant pricing supplement will set forth the portion of the stated interest payment on the notes that is allocable to each of the debt portion and the put premium. The terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in the manner set forth in this paragraph. In purchasing your notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the notes will be so treated. In addition, the discussion herein assumes that the notes will be issued for the principal amount of the notes. The relevant pricing supplement will address the tax treatment of notes that are issued at a discount or premium to its principal amount.

United States Holders

If the notes have a term greater than one year, amounts treated as interest on the debt portion would be includible in income by you in accordance with your regular method of accounting for interest for United States federal income tax purposes. For further discussion, please see the discussion under “United States Taxation—United States Holders—Payments of Interest” in the accompanying prospectus. If the notes have a term of one year or less, amounts treated as interest on the debt portion would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Non-electing cash-basis taxpayers would likely include interest into income upon receipt of such interest. For further discussion, please see the discussion under “United States Taxation—United States Holders—Short-Term Debt Securities” in the accompanying prospectus.

Amounts treated as put premium should generally be deferred and accounted for upon the sale or maturity of the notes, as discussed below.

A payment of the principal amount of your notes upon the maturity of your notes (excluding cash attributable to the final interest payment) would likely be treated as (i) payment in full of the principal amount of the debt portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes, and (ii) the lapse of the put option, which would likely result in your recognition of short-term capital gain in an amount equal to the amount of put premium received and deferred over the term of the notes as described in the preceding paragraph.

A payment of less than the principal amount of your notes upon the maturity of your notes (excluding cash attributable to the final interest payment) would likely be treated as (i) payment in full of the principal amount of the debt portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of the notes, and (ii) the deemed exercise by us of the put option. Under such characterization, you should generally recognize short-term capital gain or loss in an amount equal to the difference between (i) the principal amount of your notes and (ii) the sum of (a) the amount of cash you receive at maturity (excluding cash attributable to the final interest payment) and (b) the total put premium received (which includes the put premium received at maturity).

Upon a sale of your notes you would be required to apportion the value of the amount you receive between the debt portion and put option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the debt portion in an amount equal to the difference between the amount of the sales proceeds apportioned to the debt portion and your adjusted United States federal income tax basis in the debt portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest that the United States holder has not included in income currently, which will be treated as ordinary interest income, such gain or loss with respect to the debt portion would be capital gain or loss. This capital gain or loss should be long-term capital gain or loss if a United States holder is treated as having held the debt portion for more than one year at the time of such disposition. The amount of cash that is apportioned to the put option (together with any amount of put premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the debt portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the put option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the put premium you previously received in respect of the put option and the amount of the deemed payment made by you to extinguish the put option. The deductibility of capital losses by United States holders is subject to limitations.

If you are a secondary purchaser of your notes and the notes have an initial term of more than one year, you would be required to allocate your purchase price for your notes between the debt portion and the put option based on the respective fair market values of each on the date of purchase. If, however, the value of the debt portion is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having paid nothing for the put option and as having received a payment for obligating yourself under the put option (which will be deferred as described above) in an amount equal to such excess. The portion of your purchase price that is allocated to the put option would likely be offset for tax purposes against amounts you subsequently receive with respect to the put option (including amounts received upon a sale of the notes that are attributable to the put option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the put option. If the portion of your purchase price allocated to the debt portion is at a discount from the principal amount of the notes, the special rules for market discount may apply. For further discussion, please see “United States Taxation—United States Holders—Market Discount” in the accompanying prospectus. If you purchase your notes for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. For further discussion, please see “United States Taxation—United States Holders—Debt Securities Purchased at a Premium” in the accompanying prospectus.

If you are a secondary purchaser of the notes and the notes have a term of one year or less, you would be required to allocate your purchase price for your notes between the debt portion and put option in the manner described in the preceding paragraph. If the portion of your purchase price allocated to the debt portion is at a discount from the principal amount of the notes, special rules applicable to short-term debt instruments may apply. For further discussion see the discussion under “United States Taxation—United States Holders—Short-Term Debt Securities” in the accompanying prospectus. You should consult your tax advisor with respect to such rules if you are considered to purchase the debt portion at a discount.

Alternative Treatments. There are no regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of instruments with terms that are substantially the same as the notes, and the Internal Revenue Service could assert that the notes should be taxed differently than in the manner described above.

For example, if the notes have a term of more than one year, it is possible that the notes could be treated as a single debt instrument subject to the special U.S. Treasury Regulations governing contingent debt instruments. If the notes are so treated, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to the notes and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your notes in part as a return of interest that was previously accrued based on the comparable yield for the notes and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your notes.

If your notes are treated as a contingent debt instrument and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your notes, such excess or discount would not be subject to the generally applicable market discount and amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market at a price other than the adjusted issue price of your notes, you should consult your tax advisor as to the possible application of such rules to you.

Alternatively, if the notes have a term of one year or less, it is possible that your security could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument and therefore if your notes were characterized as a single contingent short-term debt instrument, the tax treatment of your notes would not be entirely clear.

In addition, it is possible that you may be required to include the entire coupon into income when it is received. It is also possible that your notes may be characterized in whole or in part as a notional principal contract.

You should consult with your own tax advisor as to the possible alternative treatments in respect of the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

If you are a United States alien holder, subject to the discussion of backup withholding below, payments of interest in respect of the debt portion should not be subject to U.S. federal income tax or withholding tax provided that you comply with the requirements described under “United States Taxation—United States Alien Holders” in the accompanying prospectus. Furthermore, subject to the discussion of backup withholding below, payments of put premium should not be subject to U.S. federal income tax or withholding tax. As discussed above, the U.S. federal income tax treatment of the notes is uncertain and as a result, the paying agent with respect to your notes may determine to withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) with respect to the coupons paid on the notes. For further discussion of the tax considerations applicable to United States alien holders, please see the discussion under “United States Taxation—United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. It is therefore possible that the Internal Revenue Service could impose a 30% tax on the entire amount of the stated interest that you receive in respect of the Notes even if we have not imposed such withholding. Furthermore, should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

You will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, notwithstanding that we intend to treat a portion of the payments under notes as a premium for a put option (rather than debt) for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation—Backup Withholding and Information Reporting—United States Alien Holders” in the accompanying prospectus.

Backup Withholding and Information Reporting

See the discussion under “United States Taxation—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to United States holders and United States alien holders with respect to payments made on your notes.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the plan invests. Each of Nomura and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a plan unless those notes are acquired and held pursuant to an available exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither Nomura nor any of its subsidiaries or affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

The person making the decision on behalf of a plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither Nomura nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by Nomura or any of its affiliates of any rights in connection with the notes, and no advice provided by Nomura or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan), and propose to invest in the notes, you should consult your legal counsel.

PROSPECTUS

Nomura America Finance, LLC

Senior Debt Securities

up to an aggregate initial offering price of U.S.$500,000,000 or the equivalent thereof in other currencies.

Fully and Unconditionally Guaranteed by

Nomura Holdings, Inc.

Nomura America Finance, LLC (which we refer to as “we,” “us” or the “Company”) from time to time may offer to sell our senior debt securities. All amounts payable under our securities will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (which we refer to as “Nomura”). We are a 100% indirectly owned finance subsidiary of Nomura.

This prospectus describes some of the general terms that may apply to our securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through dealers or agents, including the firm named below, or through a combination of these methods. The names of any dealers or agents will be included in a prospectus supplement. If any dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves certain risks. You should carefully consider the risk factors beginning on page 7 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The price at which you purchase the securities may include a selling concession and the costs and profits that we (or one of our affiliates) expect to incur in the hedging of our market risk under the securities. As a result, if the price at which you purchase your securities includes a selling concession or hedging costs, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is September 19, 2013.

Neither we nor Nomura has authorized anyone to provide you with information or to make any representations other than those contained in or incorporated by reference into this prospectus or any prospectus supplement. Neither we nor Nomura take any responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

-i-

ABOUT THIS PROSPECTUS

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Nomura will fully and unconditionally guarantee any securities we issue pursuant to the registration statement of which this prospectus forms a part.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. Generally Accepted Accounting Principles, or “GAAP.” Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we and Nomura filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus. A supplement to this prospectus may be in the form of one or more prospectus supplements, product supplements, pricing supplements or free writing prospectuses, any and all of which we refer to as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Nomura is a global financial services company domiciled in Japan. Many of its directors and executive officers (as well as certain of our directors, managers and executive officers), and certain experts named in this prospectus, do not reside in the United States, and all or a substantial portion of Nomura’s assets and the assets of those directors, executive officers and managers are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon Nomura or its directors and executive officers (as well as certain of our directors, managers and executive officers) or to enforce against Nomura or such persons judgments obtained in the United States courts predicated upon the civil liability provisions of United States securities laws. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Nomura’s agent for service of process is Nomura Holding America Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Nomura files annual reports and other information with the SEC. You may read and copy any document Nomura files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Nomura may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We do not, and do not expect to, file periodic reports under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with the SEC.

We, together with Nomura, have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information Nomura files with the SEC, which means that Nomura can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Nomura files after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We and Nomura incorporate by reference the documents listed below and any filings Nomura makes with the SEC on Form 20-F after the date of this prospectus and prior to the termination of this offering. Nomura’s reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that Nomura incorporates them (or such portions) by reference in this prospectus. Nomura hereby incorporates by reference the following:

•	its annual report on Form 20-F for the fiscal year ended March 31, 2013 filed with the SEC on June 27, 2013; and

•

its reports of foreign private issuer on Form 6-K submitted to the SEC on June 27, 2013 (containing Nomura’s capitalization and indebtedness as of March 31, 2013 and ratio of earnings to fixed charges for the five fiscal years ended March 31, 2013), July 26, 2013 (containing Nomura’s financial summary for the three months ended June 30, 2013 (U.S. GAAP)), August 2, 2013 (containing Nomura’s supplement for financial highlights for the three months ended June 30, 2013) and August 30, 2013.

We will provide at no cost and to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all items incorporated by reference in this prospectus. You may request a copy of such items by writing or telephoning Nomura at its registered head office at the following address:

Nomura America Finance, LLC

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

Telephone: (212) 667-1928

Nomura Holdings, Inc.

9-1 Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

Telephone: 81-3-5255-1000

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on Nomura’s website.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	Nomura’s and our plans, objectives or goals;

•	Nomura’s future economic performance or prospects;

•	the potential effect on Nomura’s future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe,” “anticipate,” “expect,” “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Neither Nomura nor we intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We and Nomura caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which Nomura conducts its operations in particular;

•	the ability of counterparties to meet their obligations to Nomura;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which Nomura conducts its operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to Nomura’s business and practices in one or more of the countries in which it conducts its operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which Nomura conducts its operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to maintain our reputation and promote Nomura’s brands;

•	the ability to increase market share and control expenses;

•	technological changes;

•	the timely development and acceptance of new products and services and the perceived overall value of these products and services by users;

•	acquisitions, including the ability to integrate successfully acquired businesses;

•	the adverse resolution of litigation and other contingencies; and

•	Nomura’s success at managing the risks involved in the foregoing.

We and Nomura caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to Nomura and us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.

Nomura Holdings, Inc.

Nomura is one of the leading financial services groups in Japan and has worldwide operations. Nomura operates offices in various countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong. For further information, see “Information on the Company” in item 4 of Nomura’s most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Nomura will fully and unconditionally guarantee any securities we issue that are offered by this prospectus.

Nomura America Finance, LLC

We are a Delaware limited liability company, which was formed for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Nomura. We have no other operations.

The Securities We Are Offering

We may offer from time to time our senior debt securities, which will be fully and unconditionally guaranteed by Nomura.

The Guarantee

Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, our securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the securities has been paid in full or discharged in accordance with the provisions of the indenture, or otherwise fully defeased by Nomura.

Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters below under “Risk Factors—Risks Relating to Us and Our Corporate Structure—Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries.”

The Securities

We may issue several different types of senior debt securities. For any particular senior debt securities we offer, the applicable prospectus supplement will describe the terms of the securities, and will include for each series or tranche of securities the initial public offering price, original issue price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating or calculated in some other manner, including by reference to an index), time of payment of any interest, any terms for mandatory or optional redemption, whether the survivor’s option applies and any other specific terms. We will issue the securities under a guaranteed senior debt indenture among us, as Issuer, Nomura, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee. Our securities will be denominated in U.S. dollars unless the prospectus supplement states otherwise. We have summarized the general features of the indenture under the heading “Description of Debt Securities and Guarantee.”

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank S.A./N.V., or “Euroclear,” or Clearstream Banking, société anonyme, or “Clearstream,” named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons.

Payment Currencies

Any amounts payable in respect of the securities will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

The applicable prospectus supplement will contain information, if applicable, about any listing on any stock exchange of the securities covered by that prospectus supplement.

Use of Proceeds and Hedging

We intend to use the net proceeds from the sales of the securities to invest in or loan to Nomura or its subsidiaries and affiliates additional funds for their operations, for hedging our exposure under the securities, and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions involving subsidiaries of Nomura after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the guaranteed senior debt indenture. When we issue new securities, we may offer them for sale to or through agents and dealers, including subsidiaries of Nomura, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Conflicts of Interest

The initial offerings of our securities will be distributed by Nomura Securities International, Inc., a subsidiary of Nomura. Each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of an affiliate. See “Plan of Distribution—Initial Offering and Sale of Securities.”

Corporate Offices

The registered head office of Nomura is located at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. You can reach Nomura by phone at +81-(3)-5255-1000 or by facsimile at +81-(3)-6746-7850. Nomura’s website is located at http://www.nomura.com. The information contained on Nomura’s website is not part of this prospectus.

Our principal executive offices are located at Worldwide Plaza, 309 West 49th Street, New York, New York, 10019-7316. You can reach us by phone at 212-667-9300.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any supplement to this prospectus, before you decide to buy our securities.

Risks Relating to Nomura’s Business

For a discussion of the risk factors affecting Nomura and its business, you should also read the “Risk Factors” section beginning on page 5 of Nomura’s most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.

Risks Relating to Us and Our Corporate Structure

Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries

The ability of Nomura to make payments, as guarantor, on our guaranteed senior debt securities depends upon Nomura’s receipt of dividends, loan payments and other funds from subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of our guaranteed senior debt securities, will be subject to that prior claim.

Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from subsidiaries. In particular, many of Nomura’s subsidiaries, including its broker-dealer subsidiaries, are subject to laws and regulations, including regulatory capital requirements, that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. For example, Nomura Securities Co., Ltd., Nomura Securities International, Inc., Nomura International plc and Nomura International (Hong Kong) Limited, Nomura’s main broker-dealer subsidiaries, are subject to regulatory capital requirements that could limit the transfer of funds to Nomura. These laws and regulations may hinder Nomura’s ability to access funds needed to make payments on Nomura’s obligations.

We have no operations, so Nomura is the only source of payment for your securities

We were formed by Nomura as a finance subsidiary, which means our business activities are generally limited to issuing securities and investing the net proceeds of such issuances in, or lending such proceeds to, Nomura or its subsidiaries. We do not have any independent operations to fund our payment obligations on the securities. If you are considering an investment in the securities, you should carefully consider the fact that the only sources of payment for your securities are our investments in and loans to Nomura and its subsidiaries, and Nomura’s guarantee of the securities.

You are subject to Nomura’s credit risk, and the value of your securities may be adversely affected by negative changes in the market’s perception of Nomura’s creditworthiness

By purchasing our securities, you are making, in part, a decision about Nomura’s ability to repay you the amounts you are owed, if any, pursuant to the terms of your securities. Substantially all of our assets will consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your securities are also guaranteed by Nomura. Therefore, as a practical matter, our ability to repay you amounts we owe on the securities is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your securities. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of securities, you should expect that the securities will decline in value in the secondary market, perhaps substantially. If you attempt to sell your securities in the secondary market in such an environment, you may incur a substantial loss.

Any judgment you obtain against Nomura in the United States may be unenforceable in Japan

Nomura is a global financial services company domiciled in Japan. Many of its directors and executive officers (as well as certain of our directors, executive officers and managers), and certain experts named in this prospectus, do not reside in the United States, and all or a substantial portion of Nomura’s assets and the assets of those directors, executive officers and managers are located outside the United States. As a result, it may be difficult for you to serve legal process on Nomura or its directors or executive officers (as well as certain of our directors, executive officers and managers) or have any of them appear in a U.S. court. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws.

The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment against Nomura from a U.S. court, you may not be able to enforce it in Japan. As a result, if we default on our securities and Nomura defaults on its guarantee of our securities, it may be very difficult, or impossible, for you to recoup your losses.

Risks Relating to All Securities

The value of your securities and any payment on your securities are subject to Nomura’s creditworthiness

Your securities are guaranteed by Nomura and are therefore the senior unsecured debt obligations of Nomura, and are not, either directly or indirectly, an obligation of any third party. Because we do not have any independent operations to fund our payments obligations, any payment to be made on the securities depends on the ability of Nomura to satisfy its obligations as they come due. As a result, Nomura’s creditworthiness, as represented by Nomura’s credit ratings or as otherwise perceived in the market will affect the market value of your securities. In the event Nomura were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities.

There may not be an active trading market for the securities—sales in the secondary market may result in significant losses

There may be little or no market for the securities. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the securities, although they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

The inclusion in the purchase price of the securities of a selling concession and of our cost of hedging our market risk under the securities is likely to adversely affect the value of the securities prior to the stated maturity date

The price at which you purchase the securities includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the securities. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price.

Our or our affiliates’ trading activities may adversely affect the market value of the securities

In addition to the costs of our or our affiliates’ hedging activities described above, those hedging activities may have additional effects on the market value of the securities. As described below under “Use of Proceeds and Hedging” on page 15, we or one or more affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the interest rate, and we or they may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the interest rate for your securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the securities.

The market value of your securities may be influenced by unpredictable increases or decreases in, or volatility of, interest rates

In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, the following additional factors, which are beyond our control, may influence the market value of your securities:

•

Changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the securities may decrease, and if U.S. interest rates decrease, the market value of the securities may increase.

•	Volatility of interest rates in general. If the size and frequency of fluctuations of interest rates increases, the market value of the securities may decrease.

These factors may influence the market value of your securities if you sell your securities before maturity. If you sell your securities prior to maturity, you may receive less than the principal amount of your securities.

Historical levels of interest rates should not be taken as an indication of the future levels of such rates

The historical performance of interest rates, which may be included in the applicable prospectus supplement, should not be taken as an indication of the future performance of interest rates during the term of the securities. Changes in the level of interest rates will affect the trading price of the securities, but it is impossible to predict whether the level of interest rates will rise or fall.

Our or our affiliates’ business activities may create conflicts of interest

As noted above, we and our affiliates expect to engage in trading activities related to the interest rates that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could be adverse to the interests of the holders of the securities.

There are potential conflicts of interest between you and the calculation agent

The calculation agent will, among other things, determine the amount of your payment for any interest payment date on the securities. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent’s role, see “Description of Debt Securities and Guarantees—Types of Senior Debt Securities—Floating Rate Senior Debt Securities—Calculation Agent”. The calculation agent will exercise its judgment when performing its functions and may take into consideration our or our affiliates’ ability to unwind any related hedges. Since this determination by the calculation agent will affect payments on the securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

Non-U.S. investors may be subject to certain additional risks

Unless the applicable prospectus supplement otherwise specifies, the securities will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the securities with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

This prospectus contains a general description of certain U.S. and Japanese tax considerations relating to the securities. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the securities and receiving payments of principal or other amounts under the securities.

Risks Relating to Redeemable Securities

You will bear reinvestment risk if the securities are automatically redeemed or redeemed at our option prior to maturity

If specified in the relevant prospectus supplement, the securities may be automatically redeemable prior to maturity or we, at our election, may redeem the securities prior to maturity, in each case on the terms specified in that prospectus supplement. If the securities are redeemed, you will lose the opportunity to continue to accrue and be paid interest from the date your securities are redeemed to the maturity date. If your security is subject to optional redemption, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities. Because we will generally exercise our right to redeem the securities when interest rates available in the market have fallen or are expected to fall below those payable on the securities, it is likely that you would not be able to reinvest the proceeds from an investment in the securities following such a redemption at a comparable return for a similar level of risk.

Risks Relating to Floating Rate Securities and Securities that Will or May Become Floating Rate Securities

Floating rates of interest are uncertain and could be 0.0%

If your securities are floating rate securities or otherwise directly linked to a floating rate for some portion of the securities’ term, no interest will accrue on the securities with respect to any interest period for which the applicable floating rate specified in the prospectus supplement is zero on the related interest rate reset date. Floating interest rates, by their very nature, fluctuate, perhaps as low as 0.0%. Also, in certain economic environments, floating rates of interest may be less than fixed rates of interest for instruments with a similar credit quality and term. As a result, the return you receive on your securities may be less than a fixed rate security issued for a similar term by a comparable issuer.

Changes in the method pursuant to which LIBOR rates are determined may adversely affect the value of securities to which LIBOR relates

Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of LIBOR across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission and/or the U.K. Financial Services Authority in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review”. The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 3, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, NYSE Euronext Rate Administration Ltd. has been appointed as the independent LIBOR administrator, effective in early 2014. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, NYSE Euronext Rate Administration Ltd., the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. Changes in the methods pursuant to which other benchmark rates are determined and other reforms to such benchmark rates are also being contemplated in the EU and other jurisdictions, and any such changes and reforms could result in a sudden or prolonged increase or decrease in the reported values of such other benchmark rates. If such changes and reforms were to be implemented and to the extent that the value of the securities is affected by reported LIBOR or other benchmark rates, the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations and other proposed reforms will continue to be adopted and the timing of such changes may adversely affect the current trading market for securities based on LIBOR or other benchmark rates and the value of the securities.

For securities to which the LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate relates, such rates and the manner in which they are calculated may change in the future

There can be no assurance that the method by which the LIBOR, EURIBOR, USD Constant Maturity Swap (“CMS”) rate, EUR CMS rate, GBP CMS rate, Constant Maturity Treasury (“CMT”) rate, federal funds rate, prime rate, treasury rate or commercial paper rate are calculated will not change. Such changes in the method of calculation could reduce the level of such rates. Accordingly, the value of securities to which such rates relate may be significantly reduced. If the applicable LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate is substantially altered, or is not quoted on the applicable Reuters page (or any substitute page) or on H.15(519) or H.15 daily update, as applicable, on the applicable determination date, a substitute rate may be employed by the calculation agent to determine such rates and that substitution may adversely affect the value of the securities to which such rates relate.

The LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate may be volatile

The LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate and commercial paper rate are subject to volatility, which could adversely impact the value of securities to which such rates relate, due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectations regarding the level of inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central banks’ policies regarding interest rates; and

•	the performance of capital markets.

Owning securities linked to the treasury rate or CMT rate is not the same as owning a U.S. Treasury security directly

The return on securities linked to the treasury rate or CMT rate will not reflect the return you would realize if you actually purchased U.S. Treasury securities. The CMT rate is calculated by extrapolating between bid rates for a combination of U.S. Treasury securities and does not necessarily reflect the price, or even the existence, of a security with exactly the same rate and maturity reflected in the relevant CMT rate on a trading day or at maturity. The return on securities to which a treasury rate or CMT rate relates will likely vary significantly from the return that you would realize if you invested in U.S. Treasury obligations directly.

Risks Relating to Fixed Rate Securities and Securities that Will or May Become Fixed Rate Securities

Fixed rates of interest may be less attractive than floating rates of interest in certain economic environments

If your securities are fixed rate securities or otherwise directly linked to a fixed rate for some portion of the securities’ term, your interest rate during the fixed rate portion of the term of your security will not vary based interest rates generally. This means that, if interest rates rise rapidly, you will not participate in that increase in interest rates during the fixed rate portion of the term of your security. As a result, the return you receive on your securities may be less than a floating rate security issued for a similar term by a comparable issuer.

Risks Relating to Foreign Currency

The following risk factors should be primarily considered by investors located in the United States or investors outside the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.

An investment in our securities may involve currency-related risks

An investment in a currency other than the currency of your home jurisdiction and/or in a currency other than the currency in which you wish to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between currencies or composite currencies and the possibility of the imposition or modification of currency exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That, in turn, could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to you on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in a non-U.S. dollar security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantee—Payments Due in Other Currencies—If the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars you would receive on the payment date may be less than the value of the payment you would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We will not adjust non-U.S. dollar securities to compensate for changes in foreign currency exchange rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk

The securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Historical currency exchange rates are not indicative of future performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

USE OF PROCEEDS AND HEDGING

We are a finance subsidiary of Nomura and are required, in order to be eligible for an exemption under the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, to invest in or lend to Nomura or any company controlled by it at least 85% of the cash proceeds from our sales of securities within six months after we receive such proceeds. We intend to use the net proceeds of the sale of securities to make such investments and loans, to hedge our exposure under the securities (which hedging may take the form of investments in or loans to Nomura or any company controlled by it) and for general corporate purposes.

In connection with the sale of each issuance of the securities, our affiliates may enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the applicable interest rate prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

Our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in their sole discretion, hold or resell those similar securities. Our affiliates may close out our or their hedge on or before the maturity date.

The price at which you purchase the securities may include the costs and profits of the hedging activity discussed above, as well as a selling concession (including a broker’s commission). As a result, if the price at which you purchase your securities includes such hedging costs or a selling commission, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price. See “Risk Factors—The Inclusion in the Purchase Price of the Securities of a Selling Concession and of Our Cost of Hedging Our Market Risk Under the Securities is Likely to Adversely Affect the Value of the Securities Prior to the Stated Maturity Date.”

RATIO OF EARNINGS TO FIXED CHARGES

Nomura’s ratios of earnings to fixed charges, and the amount of fixed charge deficiency, for the five fiscal years ended March 31, 2013, and the three months ended June 30, 2013 in accordance with U.S. GAAP, were as follows:

	Fiscal year ended March 31					Three months ended June 30, 2013
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (1)	—	1.5	1.3	1.3	1.8	2.5
Fixed charge deficiency (millions of yen) (2)	767,424	—	—	—	—	—

(1)	For the purpose of calculating the ratio of earnings to fixed charges, and the amount of fixed charge deficiency, earnings consist of pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees, plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges consist of interest expense. Fixed charges exclude premium and discount amortization as well as interest expense, which are included in net gain (loss) on trading. Fixed charges also exclude interest within rent expense, which is not significant.

(2)	Because the earnings for the fiscal year ended March 31, 2009 were insufficient to cover fixed charges, only the yen amount of the deficiency is disclosed in the above table.

NOMURA HOLDINGS, INC.

Nomura is one of the leading financial services groups in Japan and has worldwide operations. Nomura operates offices in various countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong Special Administrative Region through its subsidiaries. Nomura’s clients include individuals, corporations, financial institutions, governments and governmental agencies.

Nomura’s business consists of the following three divisions:

•	Retail—investment consultation services;

•	Wholesale—serving corporations and institutional investors with a broad range of products and services; and

•	Asset Management—development and management of investment trusts, and investment advisory services.

The address of Nomura’s registered head office is 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Nomura’s telephone number is 81-3-5255-1000.

NOMURA AMERICA FINANCE, LLC

We are a Delaware limited liability company, formed for the purpose of issuing debt securities, all of the proceeds of which will be loaned to, or otherwise invested in, Nomura or its subsidiaries or affiliates. We have no other operations. Any securities we issue that are being offered by this prospectus will be fully and unconditionally guaranteed by Nomura.

We do not, and do not expect to, file reports under the Exchange Act with the SEC. We are exempt from the information reporting requirements of the Exchange Act.

There are no separate financial statements for us in this prospectus because:

•	Nomura is a reporting company under the Exchange Act and owns, directly or indirectly, all of the voting interests in us;

•

we do not have any independent operations and do not propose to engage in any activities other than issuing senior debt securities and investing or loaning the proceeds in Nomura or its subsidiaries or affiliates;

•	our obligations under the securities will be fully and unconditionally guaranteed by Nomura and not by any other subsidiary of Nomura; and

•	Nomura expects to include certain information about us in its financial statements, as may be required by the Exchange Act.

Our principal executive offices are located at Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316. Our telephone number is (212) 667-9300.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

References to “holders” mean those who own securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold an indirect interest. Owners of beneficial interests in the securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We may issue as many distinct series or tranches of senior debt securities as we wish. The provisions of the guaranteed senior debt indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the indenture, but also to “re-open” a previous issue of a series or tranche of securities and issue additional securities of that series or tranche. We may issue securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

The senior debt securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the indenture.

When we refer to “securities” in this section “Description of Debt Securities and Guarantee,” we mean the senior debt securities, and when we refer to the “indenture,” we mean the guaranteed senior debt indenture under which the securities will be issued.

The Guarantee

Our payment obligations under any senior debt securities we issue will be fully and unconditionally guaranteed by Nomura. Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, the securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, upon a call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the securities has been paid in full or discharged in accordance with the provisions of the indenture, or otherwise fully defeased by Nomura.

Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Risk Factors—Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries.”

Ranking

The securities will be senior debt securities. The securities will not be secured by any of our property or assets, any property or assets of Nomura, or the property or assets of any of Nomura’s other subsidiaries. Thus, by owning a senior debt security, you will be one of our, and Nomura’s, unsecured creditors.

The securities will be issued under our indenture described below and will rank equally with or senior to all of our other unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional unsecured indebtedness.

The guarantee by Nomura of the securities issued under the indenture will (save for obligations in respect of national and local taxes and certain other statutory exceptions) rank equally in right of payment with all senior unsecured indebtedness of Nomura.

The Guaranteed Senior Debt Indenture

As required by federal law for all bonds and securities of companies that are publicly offered, the securities will be governed by a document called an indenture. The indenture is a contract among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We, Nomura and the trustee will execute the guaranteed senior debt indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, prior to or at the time we issue any senior debt securities. Any supplemental indentures will be submitted to the SEC on Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the senior debt securities are governed by New York law. The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” A form of the indenture has been filed as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

We may issue senior debt securities in one or more series under our indenture. We may also issue the senior debt securities in one or more tranches, which comprise all or any part of the securities of a series. This section summarizes the material terms of the senior debt securities that are common to all the senior debt securities, although the prospectus supplement that describes the terms of each series or tranche of senior debt securities may also describe differences with the material terms summarized here.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The specific terms of your debt security as described in your prospectus supplement and, if applicable, your pricing supplement will supplement and may modify or replace the general terms described in this section. The prospectus supplement and, if applicable, the pricing supplement relating to each series or tranche of debt securities will be attached to this prospectus. If there are any differences between your prospectus supplement and your pricing supplement, if applicable, and this prospectus, your prospectus supplement and, if applicable, your pricing supplement will control. The statements we make in this section may not apply to your debt security.

Issuable Amounts

The indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or tranches or the aggregate principal amount of any particular series or tranche of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner than the stated maturity, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

All payments under the guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. If any such withholding or deduction is required by Japanese law, Nomura will pay to the holder such additional amounts, or “additional amounts,” as may be necessary in order that the net amounts received by or on behalf of the holder or the beneficial owner after such withholding or deduction will equal the amounts which would otherwise have been receivable in the absence of such withholding or deduction. However, no such additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (ii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of payments in respect of, any senior debt security, or receipt of payments under the guarantee; (b) where any senior debt security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant senior debt security to another paying agent; or (e) any combination of (a) through (d) above. In addition, no such additional amounts shall be payable with respect to (i) any withholding or deduction required pursuant to Section 871(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the rest of the provisions of this section) law implementing an intergovernmental approach thereto.

Additional amounts will not be paid with respect to any payment by Nomura under the guarantee to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the relevant senior debt security. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments by Nomura under the guarantee.

Consent to Service of Process and Submission to Jurisdiction

Under the indenture, Nomura has designated Nomura Holding America Inc. (or any successor corporation) as its authorized agent for service of process in any legal action or proceeding arising out of or based upon the indenture or any senior debt securities brought in any state or federal court in the Borough of Manhattan, New York, New York, and Nomura has irrevocably submitted to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on our senior debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for our senior debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities.”

Form of Senior Debt Securities

We will issue each senior debt security in global, or “book-entry,” form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global master securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global master security. Those who own beneficial interests in a global master senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below—fixed rate senior debt securities, floating rate senior debt securities and indexed senior debt securities. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate during some periods and at a floating rate in others. Those periods may be set out in the prospectus supplement or the interest rate may change to another rate specified in the applicable prospectus supplement at our option. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities. This type may also include “step up” securities, for which the interest rate may increase for certain periods as described in the applicable prospectus supplement.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the original issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of 12 30-day months (30/360 day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of 12 30-day months (30/360 day count convention), unless your prospectus supplement provides that we will compute interest on a different basis; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement. Certain common interest rates to which your securities may be linked are described under “Common Interest Rates” below.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent.    Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. We have initially appointed Nomura Securities International, Inc. to act as our calculation agent with respect to the senior debt securities. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date if it is not Nomura Securities International, Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest.    For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period, i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent or dealer participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Examples of Senior Debt Securities that Combine Types of Senior Debt Securities

As discussed above, a senior debt security may have elements of each of the types of senior debt securities described in this prospectus. A fixed-to-floating rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement for the initial interest period described in the applicable prospectus supplement, and will bear interest at a floating rate of interest for any subsequent interest periods, in each case as described with respect to such rates above and as specified in the applicable prospectus supplement. A floating-to-fixed rate senior debt security will bear interest at a floating rate of interest described in the applicable prospectus supplement for the initial interest period described in the applicable prospectus supplement, and will bear interest at a fixed rate for any subsequent interest periods, in each case as described with respect to such rates above and as specified in the applicable prospectus supplement. A “switchable” senior debt security will bear interest at the rate (either fixed or floating) specified in the applicable prospectus supplement unless we exercise our option to “switch” the interest rate to another interest rate that will be specified in the applicable prospectus supplement. The dates on which we may exercise our option to switch the interest rate will be specified in the applicable prospectus supplement. The foregoing are examples of these types of securities, but these examples are not meant to be exhaustive. Please read the prospectus supplement applicable to your securities for a description of the terms of your securities.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

All indexed senior debt securities will be cash settled. If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See “United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your applicable prospectus supplement will state whether we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following, as applicable:

•	the aggregate principal amount of your senior debt security or the senior debt securities of the same series or tranche, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your senior debt security;

•	the issue price at which we originally issue your senior debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your senior debt security is a fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security or any combination thereof;

•	if your senior debt security is a fixed rate senior debt security, a rate per annum at which your senior debt security will bear interest, if any, and the interest payment dates;

•	if your senior debt security is a floating rate senior debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier, leverage multiplier, or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your senior debt security is a fixed-to-floating rate senior debt security or a floating-to-fixed rate debt security, the initial interest period; a rate per annum at which your senior debt security will bear interest for the fixed rate period, if any; the interest rate basis for any floating rate period; any applicable index currency or index maturity, spread or spread multiplier, leverage multiplier, or initial base rate, maximum rate or minimum rate; the interest reset, determination and calculation dates; the day count convention used to calculate interest payments for any period; the business day convention; the calculation agent; and the interest payment dates;

•

if your senior debt security is an indexed senior debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, the terms on which your senior debt security will be exchangeable for or payable in cash, and the terms, if any, on which it may be redeemed at our or your option;

•	if your senior debt security is also an original issue discount senior debt security, the yield to maturity;

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if applicable, the circumstances under which your senior debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of $1,000, and any integral multiples of $1,000 in excess thereof;

•	the minimum initial investment amount, if other than $1,000;

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the depositary for your senior debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your senior debt security in book-entry form only;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your senior debt security, as applicable;

•	any change in the actions permitted or required under the indenture to be taken by or on behalf of the holders of the senior debt securities;

•	whether a survivor’s option applies to your senior debt security; and

•	any other terms of your senior debt security, which could be different from those described in this prospectus.

Market-Making Transactions

One or more of Nomura’s subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance, although they are not obligated to do so. Nomura or its subsidiaries may also purchase senior debt securities in the open market or in private transactions to be held by them or cancelled, although they are not obligated to do so.

Redemption and Repayment

Early Redemption At Our Option

The applicable prospectus supplement will indicate the terms of our option, if any, to redeem the securities, in whole or in part, before their stated maturity. Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities.

If so specified in the applicable prospectus supplement, we, at our election, may redeem the securities in whole or in part on any optional redemption date. The applicable prospectus supplement will indicate the optional redemption dates. Unless stated otherwise in the applicable prospectus supplement, the optional redemption date will be governed by the “following business day” convention, and interest will not accrue during the period from and after the optional redemption.

If we exercise any early redemption option we have, we will pay you the redemption price per security specified in the applicable prospectus supplement, together with any accrued but unpaid interest thereon to but excluding the optional redemption date. If different redemption prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If we exercise an option to redeem any senior debt security (other than an automatically callable security that experiences the relevant call event), we will give to the holder written notice of the principal amount of the senior debt security to be redeemed. Unless the applicable prospectus supplement specifies a shorter period, we will give you notice of our exercise of our option to redeem not less than 30 days nor more than 60 days before the applicable redemption date, or such other period as may be specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”

Automatic Redemption

If the applicable prospectus supplement specifies that your securities are automatically redeemable or “autocallable,” then, unless otherwise specified in the applicable prospectus supplement, if on any call observation date, the level of the interest rate is greater than or equal to the call barrier level, the securities will automatically be redeemed for a cash payment per security equal to the call payment amount, payable on the call settlement date.

•

The “call observation date” is one or more trading days during the term of the securities, specified in the applicable prospectus supplement, on which the level of the interest rate is observed for purposes of determining whether an automatic redemption will occur. If a call observation date (including the final call observation date) is not a business day or if the applicable rate is not available on that day, and unless the applicable prospectus supplement specifies otherwise, the applicable call observation date will be the first following business day on which the calculation agent determines that the interest rate is available. In no event, however, will the call observation date be postponed by more than five business days. If the interest rate is not available on such last possible date for any reason, the calculation agent will make an estimate of the interest rate for that date. The applicable prospectus supplement will specify the business days that are applicable to your securities.

•	The “call barrier level” is the minimum level of the interest rate that triggers an automatic redemption on a call observation date.

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The “call payment amount” will be either the principal amount of the securities, or the principal amount of the securities plus a call premium. The call premium will be expressed as a percentage of the issue price of the securities and will be specified in the applicable prospectus supplement.

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The “call settlement date” with respect to any securities that are automatically called is the third business day after the applicable call observation date, unless otherwise specified in the applicable prospectus supplement. If the securities are automatically called on the last possible call observation date, we will redeem the securities and pay you on the maturity date.

Repayment at the Option of the Holder

You will not be entitled to require us to buy your senior debt security from you before its stated maturity, unless your prospectus supplement specifies one or more repayment dates. If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase senior debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity and another corporation or entity is generally permitted to consolidate with or merge into us. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series or tranche of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura, the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series or tranche and the underlying indenture with respect to that series or tranche. The successor entity must be organized under the laws of the United States.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series or tranche has occurred and is continuing. For this purpose, “default under the senior debt securities of that series or tranche” means an event of default with respect to that series or any event that would be an event of default with respect to that series or tranche if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the senior debt securities of any series or tranche, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura, or any share-for share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan, but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to our senior debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed senior debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. For us to do so, each of the following conditions, among others, must occur:

•

we must deposit in trust for the benefit of all holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing the holders to be taxed on those senior debt securities under the then current U.S. federal income tax law any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the indenture and your senior debt security would no longer apply:

•	the merger covenant described above and any other covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	the events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default.”

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your tranche of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any tranche of senior debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any senior debt security of that tranche on the due date and the non-payment continues for a period of seven days;

•	we do not pay interest on any senior debt security of that tranche within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any senior debt security of that tranche on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of seven days;

•

we default in the performance or remain in breach of any covenant we make in the indenture for the benefit of the relevant tranche, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant tranche of senior debt securities then outstanding;

•

we or Nomura file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur and, if such events are involuntary, continue for more than sixty days;

•

the cessation of effectiveness of the guarantee of that tranche or the finding by any judicial proceeding that the guarantee of that tranche is unenforceable or invalid or the denial or disaffirmation by Nomura of its obligations under the guarantee of that tranche; or

•	if the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular tranche or any particular senior debt security or senior debt securities within a tranche, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any tranche of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that tranche then outstanding may accelerate the stated maturity of the affected tranche of senior debt securities by declaring the entire principal amount of the senior debt securities of that tranche to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any tranche is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that tranche may cancel the acceleration, subject to certain conditions set forth in the indenture.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the senior debt securities of that tranche.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	the holder of our senior debt securities must give the trustee written notice that an event of default has occurred;

•

the holders of not less than 25% in principal amount of all senior debt securities of your tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the senior debt securities of your tranche must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your tranche.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any tranche may waive a default for all senior debt securities of that tranche. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Guaranteed Senior Debt Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the indenture and the senior debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a tranche of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification of the Guaranteed Senior Debt Indenture and Waiver of Covenants

There are four types of changes we can make to our indenture and the senior debt securities or series of senior debt securities issued under the indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of any senior debt securities, taken separately or together, as applicable, and whether comprising the same or different series or tranche or less than all of the senior debt securities of a series or tranche, the approval of whose holders is needed to change the indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series or tranche in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the senior debt securities issued under the indenture would require the following approval:

•	If the change affects only particular senior debt securities within a series or tranche, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series or tranches, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series or tranche issued under the indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series or tranche that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series or tranche, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series or tranche. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been canceled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series or tranche of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the indenture) that would otherwise require a vote of all affected senior debt securities or all affected series or tranches voting together as a single class. Any such senior debt securities or series or tranche of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series or tranches voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series or tranche. For other senior debt securities or series or tranches of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series or tranches of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series or tranches of senior debt securities having special rights.

We may issue series or tranches having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series or tranches.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

•

for an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

•

for a senior debt security whose principal amount is not known, we will use the amount (or the method for determining that amount) that we specify in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

for senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or tranche or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series or tranche are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

Payment Mechanics for Senior Debt Securities

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

The following business day definitions may apply to any senior debt security:

“London business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“New York business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York.

“TARGET business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Tokyo business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Tokyo.

“U.S. Government securities business day” means any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

Alternatively, the applicable prospectus supplement may specify that a business day with respect to any senior debt security will be a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the same currency as the payment obligation that is payable on or calculated by reference to that date in the designated financial center(s) specified in the applicable prospectus supplement. For example, if the applicable prospectus supplement specifies that “Singapore business day” and “Singapore” financial center are applicable, a business day will be a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Singapore, and the relevant financial center is Singapore.

Unless the applicable prospectus supplement otherwise provides, the New York business day definition applies to your securities. Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Common Day Count Conventions

The relevant prospectus supplement may specify one of the following day count conventions to apply to the calculation of interest due on any senior debt security.

•

If “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)” is specified, the fraction will be equal to the number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the number of days in that portion of the interest period falling in a non-leap year divided by 365).

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the fraction will be equal to the number of days in the interest period divided by 365.

•	If “Actual/360”, “Act/360” or “A/360” is specified, the fraction will be equal to the number of days in the interest period divided by 360.

•	If “30/360” is specified, the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1)]+[30 x (M2 – M1)]+(D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

All percentages resulting from any calculation relating to any security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or ..0987655). All amounts used in or resulting from any calculation relating to any security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities.    We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security.”

Payments on Non-Global Senior Debt Securities.    We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1 million (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities.    We will make payments on a global senior debt security in the specified currency in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time.

Indirect owners of a global senior debt security denominated in a specified currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities.    Except as described in the third paragraph under this heading, we will make payments on debt securities in non-global form in the specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars.    Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another specified currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security or the indenture.

Exchange Rate Agent.    If we issue a senior debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent. We have initially appointed Nomura Securities International, Inc. to act as our exchange rate agent with respect to the senior debt securities. If we appoint someone other than Nomura Securities International, Inc. to act as exchange rate agent with respect to your securities, we will advise you of that fact in the prospectus supplement applicable to the initial issuance of your securities. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. See “Description of Debt Securities and Guarantee—Business Day Conventions.”

Paying Agent

We or Nomura, as the case may be, may appoint one or more financial institutions to act as the paying agent for us or Nomura, respectively, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We or Nomura may add, replace or terminate paying agents from time to time. We or Nomura may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us or Nomura to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us or Nomura, as the case may be. After that two-year period, the holder may look only to us or Nomura, as the case may be, for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Deutsche Bank Trust Company Americas is initially serving as the trustee for the senior debt securities. Under the indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents Nomura files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC. The address of Deutsche Bank Trust Company Americas is 60 Wall Street, 27th Floor, New York, New York 10005.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Survivor’s Option

If the “survivor’s option” is specified in the relevant prospectus supplement as applicable to your senior debt securities, then upon the death of the beneficial owner of senior debt securities, a valid exercise of the survivor’s option as described below and a proper tender of the relevant senior debt securities, we will redeem the relevant senior debt securities at a price equal to 100% of the principal amount of the relevant senior debt securities plus accrued and unpaid interest, if any, to the date of such redemption, subject to limitations on the aggregate amount of each series or tranche of senior debt securities we will redeem in any calendar year as described below.

Conditions to Exercise of the Survivor’s Option

The survivor’s option may be exercised with respect to a particular senior debt security only if all of the following are true:

•

the deceased beneficial owner purchased the senior debt security in the initial public offering of the applicable series or tranche of senior debt securities (and not, for example, in a secondary market transaction);

•	the senior debt security was purchased at least one year prior to the date of the beneficial owner’s death;

•

if the senior debt security was purchased in joint tenancy (with or without right of survivorship) or tenancy by the entirety, the survivor’s option may be exercised only if all such tenants are deceased (i.e., upon the death of the last remaining beneficial owner);

•

if the senior debt securities were purchased by tenants in common, the survivor’s option may be exercised upon the death of any beneficial owner, but only with respect to the deceased holder’s interest in those senior debt securities and only if that interest represents a whole, rather than a fractional, senior debt security (for example, if the deceased beneficial owner held $2,000 in principal amount of a particular series or tranche of senior debt securities as a tenant in common with one other surviving person with an equal interest (i.e., a 50/50 tenancy), the survivor’s option could be exercised with respect to $1,000, or 50%, of such senior debt securities held by the tenancy in common, but if the tenants in common owned only $1,000 in principal amount of such series or tranche of senior debt securities, the deceased beneficial owner’s representative could not exercise the survivor’s option because $500 is not a whole senior debt security); provided, that spouses holding as tenants in common will be treated for all purposes as if they owned the senior debt securities as joint tenants (i.e., both spouses must be deceased before the survivor’s option can be exercised); and

•	the exercise of the survivor’s option does not violate the annual limitation or individual limitation described below.

Annual Limitation and Individual Limitation

In addition to the limitations discussed above, the aggregate principal amount of senior debt securities of a particular series or tranche as to which the survivor’s option may be exercised may be limited, in our sole discretion, as follows:

•

In any calendar year to the greater of $250,000 or 1% of the aggregate outstanding principal amount of the senior debt securities of a particular series or tranche as of December 31 of the most recently completed year (the “annual limitation”).

•

For any deceased beneficial owner or, if owned jointly, for the last surviving beneficial owner of the senior debt securities of a particular series or tranche, to $100,000 for any calendar year for senior debt securities of such series or tranche (the “individual limitation”).

In addition, we will only permit the exercise of the survivor’s option for whole senior debt securities.

We may, at our option, redeem the senior debt securities of any deceased beneficial owner in any calendar year in excess of the individual limitation. We may also, at our option, redeem the senior debt securities of deceased beneficial owners in any calendar year in an aggregate principal amount exceeding the annual limitation. Any optional redemption by us of this kind, to the extent it exceeds the annual limitation or individual limitation, will not be considered in calculating those limitations for any other calendar year.

If we opt to redeem a deceased beneficial owner’s senior debt securities in excess of either or both of the individual limitation and annual limitation, our decision will be made for that deceased beneficial owner’s exercise of the survivor’s option with respect to such series or tranche of senior debt securities alone and will not affect the limitations with respect to any other beneficial owner or such deceased beneficial owner’s senior debt securities of another series or tranche. We may waive any applicable limitations with respect to the senior debt securities of a particular series or tranche of a deceased beneficial owner but not make the same or similar waivers with respect to other deceased beneficial owners or with respect to senior debt securities of other series or tranches owned by such deceased beneficial owner.

Exercises of Survivor’s Option in Excess of Annual Limitation or Individual Limitation

We will accept, in the order delivered, each senior debt security delivered pursuant to a valid exercise of the survivor’s option, unless the acceptance of that senior debt security would contravene the annual limitation or the individual limitation (unless waived by us in our sole discretion). If a senior debt security delivered for redemption pursuant to a valid exercise of the survivor’s option is not accepted, we will deliver a notice by first-class mail to the registered holder that states that the senior debt security has not been accepted and that provides the reason that the senior debt security has not been accepted.

Any senior debt security we accept for redemption pursuant to an exercise of the survivor’s option will be redeemed no later than the first interest payment date to occur that is at least 30 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. Each senior debt security delivered for redemption that is not accepted in any calendar year due to the application of the annual limitation or the individual limitation will be deemed to be tendered in the following calendar year in the order in which any such senior debt securities were originally tendered. Any senior debt securities delivered to us upon proper exercise of the survivor’s option may not be withdrawn. Any senior debt securities that are tendered but have not yet been redeemed at the time of maturity will receive the maturity payment rather than a payment pursuant to the survivor’s option.

All questions regarding the eligibility or validity of any exercise of the survivor’s option will be determined by us in our sole discretion, which determination will be final and binding on all parties.

Special Ownership Situations

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a senior debt security will be deemed the death of the beneficial owner for purposes of the survivor’s option, regardless of the registered holder, if the beneficial interest can be established to our satisfaction at that time. A beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or community property and trust arrangements where one person has substantially all of the beneficial ownership interest in the senior debt security during his or her lifetime.

Exercise of Survivor’s Option

If the beneficial owner purchased a senior debt security, either in its entirety or as a joint tenant or tenant in common, we will deem the personal representative of the deceased beneficial owner (as determined in accordance with the laws of the relevant jurisdiction) to be the representative of the beneficial owner, subject to the limitations on certain kinds of ownership by tenancy described above. If the beneficial owner purchased the beneficial title to the senior debt security and the legal title was held by an agent, nominee, bare trustee or spouse, we will deem the agent, nominee, bare trustee or spouse (but not as a joint tenant or tenant in common with such spouse) (we refer to any such agent, nominee, bare trustee or spouse as a “nominee”) to be the representative of the beneficial owner. If the beneficial owner has designated a beneficiary or beneficiaries in accordance with the laws of the applicable jurisdiction, including without limitation Individual Retirement Accounts, Roth IRA Accounts, and Transfer on Death Accounts, we will deem the designated beneficiary or beneficiaries to be the representative of the beneficial owner.

In the case of redemption pursuant to the exercise of the survivor’s option for senior debt securities represented by a global security, unless your prospectus supplement specifies otherwise, DTC or its nominee will be the holder of the senior debt securities and therefore will be the only entity that can exercise the survivor’s option for your senior debt security. To obtain redemption pursuant to exercise of the survivor’s option with respect to a senior debt security, the representative must provide to the broker or other entity through which the deceased owner held the beneficial interest:

•

a written request for redemption signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;

•

appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, that the death of the beneficial owner has occurred, of the date of death of the beneficial owner, that the deceased was the owner of a beneficial interest in the senior debt security at the time of death, that the senior debt security was purchased in the initial public offering of such series or tranche of senior debt securities and that the other conditions set forth above under “Conditions to Exercise of the Survivor’s Option” are met;

•	instructions to the broker or other entity to notify the depositary of such senior debt securities of its desire to obtain redemption pursuant to exercise of the survivor’s option;

•	a detailed description of the relevant senior debt security, including the CUSIP number;

•	the deceased’s social security number; and

•

any additional information we reasonably require to evidence satisfaction of any conditions to the exercise of the survivor’s option or to document beneficial ownership or authority to make the election and to cause the redemption of the senior debt security.

The broker or other entity must provide to us:

•

a written request for redemption signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;

•

appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, that the death of the beneficial owner has occurred, of the date of death of the beneficial owner, that the deceased was the owner of a beneficial interest in the senior debt security at the time of death, that the senior debt security was purchased in the initial public offering of such series or tranche of senior debt securities and that the other conditions set forth above under “Conditions to Exercise of the Survivor’s Option” are met;

•

a certificate or letter satisfactory to us from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased’s beneficial interest in the senior debt security; and

•	a detailed description of the senior debt security, including the CUSIP number.

For any senior debt securities held in global form, we will make any payments pursuant to the exercise of the survivor’s option directly to the depositary of such senior debt securities, who will then make the appropriate payments to the broker or other entity representing the deceased beneficial owner or owners. The broker or other entity will then be responsible for disbursing any payments it receives pursuant to exercise of the survivor’s option to the appropriate representative.

In order to validly exercise a survivor’s option for a senior debt security held in definitive rather than global form, the representative must deliver to us the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global security (other than instructions to notify the depositary), plus the senior debt security, a properly executed assignment of the senior debt security, and evidence of beneficial ownership of any senior debt security held in nominee name.

Considerations in Exercise of Survivor’s Option

Whether you should exercise the survivor’s option with respect to any senior debt security, if you meet the eligibility requirements to do so, is a decision you should make in consultation with your financial advisor, after considering all the facts and circumstances of your situation, including the price for which you may sell your senior debt securities in the then-current secondary market. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market in the senior debt securities, although they are not required to do so and may stop any such market-making activities at any time. Depending on the type of senior debt securities you hold and prevailing market conditions at the time you are considering your exercise of the survivor’s option, in some circumstances the market value of the senior debt securities may be greater than their principal amount plus any accrued and unpaid interest. Accordingly, you should contact your financial advisor or broker to determine the then-current market price of your senior debt securities in order to determine whether to sell the senior debt securities to a market participant instead of redeeming the senior debt securities at the principal amount plus accrued and unpaid interest, if any, pursuant to a request to exercise the survivor’s option.

COMMON INTEREST RATES

This section describes the different kinds of interest rates that may apply to your securities if they bear interest at a floating rate, as specified in your prospectus supplement. In the event of a conflict between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

LIBOR

The prospectus supplement applicable to your securities will specify whether an interest rate based on the London Interbank Offered Rate, or “LIBOR,” applies to your securities. LIBOR represents the offered interest rate that banks in the London Interbank market will pay on deposits in specified currencies (or “Index currencies”) with a maturity of a specific term, or the “designated maturity.” The applicable prospectus supplement will specify the index currency, the designated maturity, and the designated electronic quotation page that is applicable to your securities and from which the interest rate applicable to your securities will generally be determined, except as noted below. The calculation agent will determine LIBOR for each interest determination date as follows:

•

As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency of the designated maturity, commencing on the second London business day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms, provides only for a single rate, that single rate will be used. If we specify that “USD-LIBOR-BBA-Bloomberg” is the rate applicable to your securities, the interest rate for the applicable interest determination date will be the rate for deposits in U.S. dollars for a period of the designated maturity, specified in the relevant prospectus supplement, which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM <GO>” as of 11:00 a.m., London time, on the day that is two London business days preceding that interest determination date. If such rate does not appear on the Bloomberg Screen BTMM Page, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

•

If (i) fewer than two offered rates appear and “LIBOR Bloomberg” is specified in the relevant prospectus supplement, or (ii) no rate appears and the relevant prospectus supplement specifies “LIBOR Bloomberg” and the Designated LIBOR page by its terms provides only for a single rate (as in the case of USD-LIBOR-BBA-Bloomberg), then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in a representative amount in the index currency for the period of the designated maturity specified in the relevant prospectus supplement commencing on the second London business day immediately following the interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the relevant prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date (in the case of USD-LIBOR-BBA-Bloomberg, New York City), by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the designated maturity specified in the relevant prospectus supplement and in the representative amount.

•	If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will be determined by the calculation agent.

The “index currency” means the currency specified in the relevant prospectus supplement as the currency for which LIBOR will be calculated. If the euro is specified as the currency, the rate will be calculated as described under “Common Interest Rates—EURIBOR”. If the currency is not specified in the relevant prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means the display on the Bloomberg Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor.

If LIBOR Bloomberg is not specified in the relevant prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Bloomberg were specified, and, if the U.S. dollar is the index currency, as if “USD-LIBOR-BBA-Bloomberg” had been specified.

EURIBOR

The prospectus supplement applicable to your securities will specify whether an interest rate based on the Euro Interbank Offered Rate, or “EURIBOR,” applies to your securities. The calculation agent will determine EURIBOR as described above under “Common Interest Rates—LIBOR” except that the Designated LIBOR page for EURIBOR will be Bloomberg Screen BTMM Page under the heading “EUR LIBOR FIX” (or any successor page), the applicable time will be 11:00 a.m., London time on the day that is two TARGET Settlement Days preceding that interest determination date, references to “USD-LIBOR-Reference Banks” understood as “EUR-LIBOR-Reference Banks” shall be and all references to London business days shall be understood as TARGET Settlement Days.

USD CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the USD CMS rate applies to your securities. The calculation agent will determine the USD CMS rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the USD CMS rate refers to the rate for U.S. Dollar swaps with the designated maturity specified in the relevant prospectus supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable USD CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the New York City interbank market, mid-market semi-annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., New York City time, on the interest determination date relating to such calendar day. The “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the LIBOR rate (as defined above) with a designated maturity of 3 months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate.

•

If at least three quotations are provided, the USD CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the USD CMS rate for that interest determination date will be determined by the calculation agent.

EUR CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the EUR CMS rate applies to your securities. The calculation agent will determine the EUR CMS rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the EUR CMS rate refers to the annual swap rate for Euro swap transactions with the designated maturities specified in the relevant prospectus supplement, that appears on Reuters page “ISDAFIX2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable EUR CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the Frankfurt interbank market, mid-market annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., Frankfurt time, on the interest determination date relating to such calendar day. The “annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating Euro interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the EURIBOR Rate (as defined above), with a designated maturity of six months. The calculation agent will select the five swap dealers after consultation with us and will request the principal Frankfurt office of each of those dealers to provide a quotation of its rate.

•

If at least three quotations are provided, the EUR CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the EUR CMS rate will remain the EUR CMS rate USD CMS rate for that interest determination date will be determined by the calculation agent.

GBP CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the GBP CMS rate applies to your securities. The calculation agent will determine the GBP CMS rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the GBP CMS rate refers to the annual swap rate for pounds sterling swap transactions with the designated maturities specified in the relevant prospectus supplement, that appears on Reuters page “ISDAFIX4” (or any successor page) under the heading “GBP 11:00AM” and above the caption “11:00 AM London” at approximately 11:00 a.m., London time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable GBP CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the London interbank market, mid-market semi-annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., London time, on the interest determination date relating to such calendar day. The “semi-annual swap rate” means the mean of the bid and offered rates for the fixed leg, calculated on an Actual/365 (Fixed) day count basis, of a fixed-for-floating pounds sterling interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/365 day count basis, is equivalent to LIBOR where pounds sterling is the index currency, with a designated maturity of six months. The calculation agent will select the five swap dealers after consultation with us and will request the principal London office of each of those dealers to provide a quotation of its rate.

•

If at least three quotations are provided, the GBP CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the GBP CMS rate for that interest determination date will be determined by the calculation agent.

CMT Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the CMT rate applies to your securities. The calculation agent will determine the CMT rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the CMT rate refers to the yield for United States Treasury securities at “constant maturity” with the designated maturity specified in the relevant prospectus supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) at 3:30 p.m., New York City time on such interest determination date, as determined by the calculation agent.

•

If the CMT rate is not displayed on the applicable Reuters page at 3:30 p.m., New York City time on such interest determination date, then the CMT rate for such interest determination date will be a percentage equal to the yield for United States Treasury securities at constant maturity for a period of the designated maturity as set forth in H.15(519) under the caption “Treasury constant maturities” (expressed as a number and not a percentage).

•

If the applicable CMT rate does not appear in H.15(519), the CMT rate for such interest determination date will be the rate for a period of the designated maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519 (expressed as a number and not a percentage).

•

If on any interest determination date, neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a constant maturity for the maturity of the relevant CMT rate, the CMT rate on the relevant interest determination date will be calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the relevant interest determination date, received from three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). The calculation agent will select five such securities dealers after consultation with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the maturity of the relevant CMT rate, a remaining term to maturity of no more than one year shorter than the maturity of the relevant CMT rate and in a principal amount equal to the representative amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the maturity of the relevant CMT rate, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used.

•

If fewer than five but more than two such prices are provided as requested, the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

•

If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two bullet points, the calculation agent will determine the CMT rate to be an amount equal to the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the relevant interest determination date of three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the maturity of the relevant CMT rate, a remaining term to maturity closest to the maturity of the relevant CMT rate and in a representative amount. If two United States Treasury securities with an original maturity longer than the maturity of the relevant CMT rate have remaining terms to maturity that are equally close to the maturity of the relevant CMT rate, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

•

If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate for that interest determination date will be determined by the calculation agent.

Federal Funds Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the federal funds rate applies to your securities. Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the federal funds rate refers to the rate equal to the federal funds

(effective) rate or the federal funds open rate, as specified in your prospectus supplement. The calculation agent will determine the federal funds rate for each interest determination date as follows:

If federal funds (effective) is indicated in your prospectus supplement, for each interest determination date, the federal funds rate refers to the rate for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters page “FEDFUNDSI” under the heading “EFFECT” (or any successor page) at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable federal funds rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)” at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•

If the rate described above is not displayed on the Reuters page “FEDFUNDSI” (or any successor page) and does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent after consultation with us.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will for that interest determination date will be determined by the calculation agent.

If federal funds open is indicated in your prospectus supplement, for each interest determination date, the federal funds rate refers to the rate for U.S. dollar federal funds on the relevant interest determination date under the heading “Federal Funds” and opposite the caption “Open”, as that rate is displayed on Reuters screen page 5 (or any successor page) at approximately 5:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable federal funds rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the federal funds open rate for the relevant interest determination date, will be the rate for that day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg) at approximately 5:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described above is not displayed on Reuters screen page 5 (or any successor page) and does not appear on the FFPREBON Index on Bloomberg at approximately 5:00 P.M., New York City time, on the relevant interest determination date, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, arranged before 9:00 A.M., New York City time, on the relevant interest determination date, quoted by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent after consultation with us.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate for that interest determination date will be determined by the calculation agent.

Prime Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the prime rate applies to your securities. The calculation agent will determine the prime rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the prime rate refers to the rate published in H.15 (519) opposite the heading “Bank prime loan” at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable prime rate cannot be determined as described above, then the prime rate will be the rate as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen USPRIMEI Page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of approximately 11:00 A.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If fewer than four of these rates appear on the Reuters screen USPRIMEI page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent after consultation with us. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for that interest determination date will be determined by the calculation agent.

“Reuters screen USPRIMEI page” means the display on the Reuters screen page titled “USPRIMEI”, for the purpose of displaying prime rates or base lending rates of major U.S. banks (or any successor page).

Treasury Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the treasury rate applies to your securities. The calculation agent will determine the treasury rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the treasury rate refers to the rate for the auction, of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the designated maturity specified in the relevant prospectus supplement, as that rate appears on the Reuters page “USAUCTIONI0” or “USAUCTIONI I” page under the heading “INVEST RATE” (or any successor page) at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•	If on such interest determination date the applicable treasury rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest determination date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date and for treasury bills having the specified designated maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described in the prior paragraph does not appear in H.15(519) at approximately 3:00 P.M., New York City time, on the relevant interest determination date, then the treasury rate will be the rate, for the relevant interest determination date and for treasury bills having the specified designated maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market)” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified designated maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent after consultation with us.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate for that interest determination date will be determined by the calculation agent.

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D x N	x	100
360 - (D x M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

Commercial Paper Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the commercial paper rate applies to your securities. The calculation agent will determine the commercial paper rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the commercial paper rate will be the money market yield of the rate for commercial paper having the designated maturity specified in the relevant prospectus supplement, as published in

H.15(519) opposite the heading “Commercial Paper—Nonfinancial” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable commercial paper rate cannot be determined by reference H.15(519), then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the designated maturity specified in the relevant prospectus supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, opposite the heading “Commercial Paper—Nonfinancial” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the specified designated maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of approximately 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent after consultation with us.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for that interest determination date will be determined by the calculation agent.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield	=	D x 360	x	100
360 - (D x M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

General Terms Relating to the Common Interest Rates

The “representative amount” means an amount equal to the outstanding principal amount of the securities, as set forth in the relevant prospectus supplement, as of the relevant date of determination.

The relevant prospectus supplement will specify the applicable maturity to be used to determine the applicable LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, treasury rate or commercial paper rate, which, in each instance, we refer to as the “designated maturity.” For example, the relevant prospectus supplement may specify that the applicable USD CMS rate will be the 30-Year USD CMS rate, or that the applicable EUR CMS rate will be the 10-Year EUR CMS rate, or that the applicable LIBOR rate will be the three-month LIBOR rate.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such Web site, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

“H.15 daily update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm or any successor site or publication.

If, when we use the terms designated Reuters page, H.15(519), H.15 daily update, Reuters screen USPRIMEI page, Reuters screen page 5 or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

This section describes the special considerations that will apply to registered securities issued in global, or “book-entry,” form.

Legal Owner of a Registered Security

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as the “indirect owners” of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each security in book-entry form only by reference to a single master note. This means all securities we issue will be represented by one global security registered in the name of a financial institution that holds such master note as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form and represented by a single master note, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the event that the depositary is no longer willing or able to continue to hold our global master note which represents the securities, we may terminate the global master note and issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the trustee under the indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities, which in this case is the custodian of the depositary as holder of our global master note. We do not have obligations to investors who hold beneficial interests in our global master note, who may hold in street name if we terminate the global master note, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global master note form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the indenture for a series or tranche of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security

We intend to issue each security in book-entry form only. All securities we issue in book-entry form will be represented by one global master note we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series or tranche of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We intend, however, to issue a global security in the form of a master note that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a global master note. Unless your prospectus supplement indicates otherwise, your securities are represented by a global master note registered in the name of Cede & Co., as nominee for DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Unless the prospectus supplement for a particular security indicates otherwise, that security will be issued in global form only, and the security will be represented by the global master note at all times unless and until the global master note is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security.”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series or tranche of securities in book-entry form but we choose to give the beneficial owners of that series or tranche the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series or tranche and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate. Unless your prospectus supplement expressly states otherwise, you will not have the right to obtain non-global securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under the indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of certain of the debt securities we may offer. The material United States federal income tax consequences of acquiring, owning and disposing of the debt securities described below under “—United States Holders—Indexed and Other Debt Securities” or of securities that contain any material term not described in this prospectus will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to the Company and Nomura. It applies to you only if you acquire debt securities in an offering governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells notes as part of a wash sale for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities with a term of more than 30 years, and “step up” or “switchable” securities will be discussed in the applicable prospectus or pricing supplement.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of acquiring, owning and disposing of debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder of acquiring, owning and disposing of debt securities that we may issue. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—United States Holders—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the securities, including tax withheld from the payment of such additional amounts.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it would be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of distribution agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made,

divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you would include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you would include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you would reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security,

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the adjusted issue price of the debt security.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s original issue date; and

•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the original issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost;

•	the original issue date of your debt security would be the date you acquired it; and

•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election would apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you would be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the original issue date; or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the original issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the original issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the original issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the original issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the original issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

LIBOR securities, EURIBOR securities, CMS rate securities, CMT rate securities, prime rate securities, treasury rate securities and commercial paper rate securities generally will be treated as variable rate securities under the rules described above, provided that (i) such securities meet the principal payments requirement discussed above; (ii) the spread multiplier, if any, satisfies the restrictions discussed above; and (iii) the maximum and minimum rates, if any, satisfy the restrictions discussed above.

However, the tax consequences of any particular note depends on its terms, and the tax treatment of each note will be described in the applicable pricing supplement. Consequently, unless the pricing supplement indicates otherwise, you should not rely on this tax characterization in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued original issue discount, which would be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—United States Holders—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security would be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You would accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium would reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “—United States Holders—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount, and de minimis original issue discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable United States Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security traded on an established securities market, as defined in the applicable United States Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—United States Holders—Short-Term Debt Securities” or “—Market Discount”;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally would have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the sale, redemption, or maturity of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed, Renewable, Extendible, and Amortizing Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules of indexed securities that are not treated as debt for tax purposes, contingent non-U.S. dollar currency debt securities, other debt securities that are subject to the rules governing contingent payment obligations, renewable or extendible debt securities, and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally would not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the United States Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•	a United States branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with United States Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

United States Treasury Regulations Requiring Disclosure of Reportable Transactions

United States Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a United States trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other persons that are not United States persons receiving payments on your behalf if you or such institutions fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments will include United States-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce United States-source interest. Amounts that you receive on the debt securities could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold debt securities through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, such payments will only include interest and proceeds of debt securities issued on or after July 1, 2014. In addition, withholding will not apply to payments of gross proceeds from a sale or other disposition of debt securities before January 1, 2017. You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a non-corporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, if you are a United States alien holder, we and other payors are required to report payments of interest on your debt securities on IRS Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

JAPANESE TAXATION

Under Japanese tax laws currently in effect, payment of principal and interest in respect of the debt securities issued by the Company to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.

Under Japanese tax laws currently in effect, in case of guaranteed debt securities, payment by the Guarantor under the terms of its guarantee to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.

Gains derived from the sale outside Japan of debt securities by an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, in general will not be subject to Japanese income or corporation taxes.

Japanese inheritance and gift taxes at progressive rates may be payable by a Japanese national who has acquired the debt securities as a legatee, heir or donee, even if he or she is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition and holding of debt securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of debt securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase and holding of the debt securities offered hereby or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the debt securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan, Plan Asset Entity or Non-ERISA Arrangement shall be deemed to represent on behalf of itself and such Plan, Plan Asset Entity or Non-ERISA Arrangement that (x) the Plan, Plan Asset Entity or Non-ERISA Arrangement is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA (or any comparable provision of Similar Laws) in connection with the transaction or any redemption of the securities, (y) neither we, any of our affiliates, any distribution agent or any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan, Plan Asset Entity or Non-ERISA Arrangement within the meaning of ERISA (or any comparable provisions of Similar Laws) and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase and holding of the debt securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell senior debt securities:

•	to or through agency syndicates represented by managing agents;

•	through one or more agents without a syndicate for them to offer and sell to the public;

•	indirectly through dealers that purchase from agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any agent involved in the offer and sale of any series or tranche of the securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other subsidiaries of Nomura, may act as an agent.

The prospectus supplement for each series or tranche of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents;

•	the public offering or purchase price;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to any agents and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents named in a prospectus supplement are agents in connection with the securities being offered by that prospectus supplement.

Agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Agents to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

Any subsidiary of Nomura that participates in a particular offering of securities will comply with the applicable requirements of FINRA Rule 5121.

For any offering that is subject to FINRA Rule 5121, the agents will not confirm sales to accounts over which the agents exercise discretionary authority without the prior written approval of the customer.

In compliance with FINRA rules, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

Agents or dealers may engage in transactions with, or perform services for, us or subsidiaries of Nomura in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By Subsidiaries of Nomura

This prospectus may be used by subsidiaries of Nomura, in connection with offers and sales of the securities in market-making transactions. In market-making transactions, subsidiaries of Nomura may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of Nomura may act as principal or agent. Subsidiaries of Nomura may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of Nomura may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura or any other subsidiary of Nomura that engages in these transactions will pay any proceeds from market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each issuance of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any agents to whom we sell securities for public offering may make a market in those securities. However, no such agent that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Selling Restrictions Outside the United States

Neither this prospectus nor any prospectus supplement may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless specified otherwise in the applicable prospectus supplement, we will comply with the selling restrictions listed below.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of our agents has represented and agreed, and each future agent will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

(a) if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non- Exempt Offer”), following the date of publication of a prospectus in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-Exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and we have consented in writing to its use for the purpose of that Non-Exempt Offer;

(b) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent(s) nominated by us for any such offer; or

(d) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Hong Kong

Each agent acknowledges and agrees that: (a) the securities have not been authorised by the Hong Kong Securities and Futures Commission and the contents of this document have not been reviewed by any regulatory authority in Hong Kong; and (b) this document does not constitute a “prospectus” (as defined in Section 2(1) of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of Section 103 of the Securities and Futures Ordinance. Each agent has represented and agreed, and each future agent and each other purchaser will be required to represent and agree, that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (1) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) (2) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) of Hong Kong and any rules made under that Ordinance; or (3) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong); and

(b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) of Hong Kong and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and accordingly may not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan.

VALIDITY OF THE SECURITIES AND GUARANTEES

In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities may be passed upon for us, and the validity of the guarantees with respect to New York law may be passed upon for Nomura, by Sullivan & Cromwell LLP, New York, New York. The validity of the guarantees with respect to Japanese law may be passed upon for Nomura by Anderson Mori  & Tomotsune, Tokyo, Japan.

EXPERTS

The consolidated financial statements of Nomura and Nomura Research Institute, Ltd. incorporated by reference in this prospectus and the effectiveness of Nomura’s internal control over financial reporting have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, with respect to Nomura, and Ernst & Young ShinNihon LLC, independent auditors, with respect to Nomura Research Institute, Ltd., to the extent indicated in their reports thereon also incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to Nomura’s unaudited consolidated interim financial information for the three-month periods ended June 30, 2013 and 2012, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC have not audited or reviewed such information.

Neither we nor Nomura has authorized anyone to provide you with information or to make any representations other than those contained in or incorporated by reference into this product prospectus supplement and the accompanying prospectus. Neither we nor Nomura take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this product prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by

Nomura Holdings, Inc.

Cash-Settled Reverse Exchangeable Notes Linked to an Equity Security, an Equity Index, a Share of an Exchange Traded Fund or Other Equity Instrument or Measure

September 23, 2013